UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Adverum Biotechnologies, Inc.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ADVERUM BIOTECHNOLOGIES, INC.
100 Cardinal Way
Redwood City, California 94063
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 10, 2022
April 26, 2022
To the Stockholders of Adverum Biotechnologies, Inc.:
On behalf of the board of directors (the “Board of Directors” or the “Board”) of Adverum Biotechnologies, Inc. (“Adverum,” “we,” “us” or “our”), we cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), which will be held on June 10, 2022 at 8:00 a.m., Pacific Daylight Time via a live audio webcast at www.virtualshareholdermeeting.com/ADVM2022.
At the 2022 Annual Meeting, you will be asked to consider and vote upon the following proposals:
1.
To elect the three Class II directors named in the proxy statement, each to hold office until the 2025 Annual Meeting of Stockholders or until the director’s successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal;

2.	To ratify the selection, by the Audit Committee of our board of directors, of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022;
3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement; and
4.	To approve the Adverum Biotechnologies, Inc. Amended and Restated 2014 Employee Stock Purchase Plan.
The proxy statement and notice of annual meeting accompanying this letter provide you with more specific information concerning the proposals to be voted on at the 2022 Annual Meeting. You will also be asked to transact such other business, if any, as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.
The record date for the 2022 Annual Meeting is April 13, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the 2022 Annual Meeting beginning ten days prior to the meeting at our principal executive offices located at 100 Cardinal Way, Redwood City, California 94063. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (650) 656-9323 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting by clicking on the ‘Stockholder List’ link located under the ‘Meeting Links’ section of the virtual meeting website once logged in.
Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the 2022 Annual Meeting to stockholders via the internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the notice of annual meeting that we will mail to our stockholders on or about April 26, 2022. Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the internet or by telephone or proxy card will not affect your right to vote online if you decide to attend the 2022 Annual Meeting, which will be held virtually via the Internet. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Thank you for your cooperation and continued support.
Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be Held on June 10, 2022 at 8:00 a.m., Pacific Daylight Time via a live audio webcast at www.virtualshareholdermeeting.com/ADVM2022.
The proxy statement and our Annual Report on Form 10-K
are available at http://investors.adverum.com and www.proxyvote.com.
By Order of the Board of Directors,
/s/ Kishor Peter Soparkar

Kishor Peter Soparkar
Chief Operating Officer and Chief Legal Officer

ADVERUM BIOTECHNOLOGIES, INC.
100 Cardinal Way, Redwood City, California 94063
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2022
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2022
This proxy statement and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2021, are available at http://investors.adverum.com and www.proxyvote.com.
MEETING AGENDA
Proposal No.	Proposal	Board Vote Recommendation
1
To elect the three Class II directors named in the proxy statement, each to hold office until the 2025 Annual Meeting of Stockholders or until the director’s successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal.
For each Adverum director nominee

2	To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.	For

3	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.	For

4	To approve the Adverum Biotechnologies, Inc. Amended and Restated 2014 Employee Stock Purchase Plan.	For

We intend to mail the proxy materials for the 2022 Annual Meeting on or about April 26, 2022.

i

QUESTIONS AND ANSWERS
ABOUT THE 2022 ANNUAL MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the 2022 Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:	Why am I receiving these proxy materials?
A:
We have made these proxy materials available to you on the internet or have delivered paper proxy materials to you, because the board of directors (the “Board”) of Adverum Biotechnologies, Inc. (“Adverum,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2022 Annual Meeting or any adjournments or postponements thereof that take place. As a stockholder, you are invited to attend the 2022 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2022 Annual Meeting to vote.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are generally providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a notice of internet availability will be mailed to beneficial owners of our common stock starting on or about April 26, 2022. The notice of internet availability will provide instructions as to how stockholders may access and review the proxy materials, including the notice of annual meeting, proxy statement and Annual Report on Form 10-K, and how to vote, on the website referred to in the notice of internet availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. In addition, stockholders of record will be sent the proxy materials in printed form or electronically by email and may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the notice of internet availability, and our notice of annual meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Q:	When and where is the 2022 Annual Meeting?
A:
The 2022 Annual Meeting will be held on June 10, 2022, at 8:00 a.m., Pacific Daylight Time via a live audio webcast at www.virtualshareholdermeeting.com/ADVM2022. You will not be able to attend the 2022 Annual Meeting in physically. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/ADVM2022.

The 2022 Annual Meeting webcast will begin promptly at 8:00 a.m., Pacific Daylight Time. We encourage you to access the meeting webcast beginning 30 minutes prior to the start time. Stockholders may participate in the annual meeting by visiting the website www.virtualshareholdermeeting.com/ADVM2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Q:	Why is the 2022 Annual Meeting being held in virtual-only format this year?
A:
Our Board annually considers the appropriate format of our annual meeting and this year has decided to hold a virtual annual meeting due to the COVID-19 global pandemic. In addition, we intend the virtual meeting format to provide stockholders a similar level of transparency to the traditional in-person meeting format and we will take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual 2022 Annual Meeting as they would at an in-person annual meeting of stockholders. Our virtual annual meeting will allow stockholders to submit questions beginning 30 minutes prior to the scheduled Annual Meeting start time and during the meeting. We will spend up to

15 minutes at the end of the meeting answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law.
Q:	How do I attend the 2022 Annual Meeting?
A:
Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to Adverum stockholders as of the close of business on the record date and guests of Adverum. You will not be able to attend the Annual Meeting in person at a physical location. Stockholders may participate in the Annual Meeting by visiting the website www.virtualshareholdermeeting.com/ADVM2022. To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Registered Stockholders
Stockholders of record as of the Record Date may participate in the Annual Meeting remotely by visiting the website www.virtualshareholdermeeting.com/ADVM2022. To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please have your proxy card, or Notice, containing your control number available. to participate in the Annual Meeting remotely.
Beneficial Stockholders
Stockholders whose shares are held through a broker, bank or other nominee as of the Record Date may participate in the Annual Meeting remotely by visiting the website www.virtualshareholdermeeting.com/ADVM2022. Please have your Voting Instruction Form, Notice, or other communication containing your control number available to participate in the Annual Meeting remotely.
Q:	How can I access the list of stockholders of record?
A:
A complete list of stockholders will be available for examination by any stockholder for any purpose germane to the 2022 Annual Meeting beginning ten days prior to the meeting at our principal executive offices located at 100 Cardinal Way, Redwood City, California 94063. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (650) 656-9323 or writing to him at the address above.

The list will also be available at the Meeting, and through the conclusion of the Meeting, on the virtual Annual Meeting website at www.virtualshareholdermeeting.com/ADVM2022 by clicking on the ‘Registered Shareholders List’ link located near the bottom of the page of the virtual meeting website once logged in.
Q:	Who is entitled to vote at the 2022 Annual Meeting?
A:
Only stockholders of record (except as set forth below) as of the close of business on April 13, 2022 (the “Record Date”) will be entitled to vote at the 2022 Annual Meeting. As of the close of business on the Record Date, there were 98,766,299 shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date on each of the proposals presented in this proxy statement.

Stockholders of Record: Shares Registered in Your Name
If, at the close of business on April 13, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the 2022 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2022 Annual Meeting, please vote as soon as possible by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Similar Organization
If, at the close of business on April 13, 2022, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2022 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2022 Annual Meeting. Many stockholders of record will provide you with a 16-digit control number via email or in your Notice of Availability or voting instruction form in order to attend and vote your shares at the virtual Annual Meeting. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, you will be provided with other instructions from your broker, bank or other stockholder of record that must be followed, including any requirement to obtain a valid legal proxy, in order for your broker, bank or other stockholder of record to vote your shares per your instructions or to attend and vote your shares at the Annual Meeting. Many brokers, banks or other stockholders of record allow a stockholder to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
Q:	What proposals will be considered at the 2022 Annual Meeting?
A:	At the 2022 Annual Meeting, you will be asked to consider and vote on the following proposals:
•	a proposal to elect the three Class II directors named in this proxy statement to hold office until the 2025 Annual Meeting of Stockholders or until their successors are elected (Proposal No. 1);
•
a proposal to ratify the selection, by the Audit Committee of our Board, of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal No. 2);

•	a proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 3); and
•	a proposal to approve the Adverum Biotechnologies, Inc. Amended and Restated 2014 Employee Stock Purchase Plan (Proposal No. 4).
In addition, you will also be asked to transact such other business, if any, as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.
Q:	What are the voting recommendations of the Board?
A:	The Board unanimously recommends that you vote your shares as follows:
•	“FOR ALL” the three Class II directors named in this proxy statement to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal No. 1);
•
“FOR” the proposal to ratify the selection, by the Audit Committee of the Board, of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal No. 2);

•	“FOR” the proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 3); and
•	“FOR” the proposal to approve the Adverum Biotechnologies, Inc. Amended and Restated 2014 Employee Stock Purchase Plan (Proposal No. 4).
Q:	What other matters may arise at the 2022 Annual Meeting?
A:
Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the 2022 Annual Meeting. If any other matter is properly brought before the 2022 Annual Meeting, your proxy gives authority to the individuals named in the proxy to vote on such matters in their discretion to the extent authorized under Rule 14a-4(c)(1) under the Exchange Act.

Q:	How do I vote?
A:
For Proposal No. 1, to elect the three Class II directors named in this proxy statement to hold office until the 2025 Annual Meeting of Stockholders or until their successors are elected, you may either vote “FOR ALL” nominees to the Board, you may “WITHHOLD ALL,” which will withhold your vote from all the

Board’s nominees, or you may vote “FOR ALL EXCEPT” any nominee you specify. For each of Proposal No. 2, the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for the year ending December 31, 2022, Proposal No. 3, the advisory approval of executive compensation, and Proposal No. 4, the approval of the Adverum Biotechnologies, Inc. Amended and Restated 2014 Employee Stock Purchase Plan, you may vote “FOR” or “AGAINST” or abstain from voting.
Q:	How do I cast my vote if I am a stockholder of record?
A:
If you are a stockholder with shares registered in your name, you may vote at the 2022 Annual Meeting, which will be held virtually via the Internet, or vote by proxy by telephone or internet or by mail, or if you received a proxy card, by filling out and returning the enclosed proxy card. Whether or not you plan to attend the 2022 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2022 Annual Meeting and vote online during the meeting even if you have already voted by proxy.

•
To vote during the meeting. Attend the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/ADVM2022 and follow the instructions posted there. Stockholders may participate in the Annual Meeting by visiting the website www.virtualshareholdermeeting.com/ADVM2022. To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please have your 16-digit control number to join the 2022 Annual Meeting.

•
To vote by proxy by Internet. You may access the website of Adverum’s tabulator, Broadridge, at www.proxyvote.com, using the voter control number printed on the furnished notice or proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 9, 2022 to be counted.

•
To vote by proxy by telephone: You may call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the furnished notice or proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 9, 2022 to be counted.

•
To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed if we receive your completed proxy card before the 2022 Annual Meeting.

Q:	How do I cast my vote if I am a beneficial owner of shares registered in the name of my broker, bank or other similar organization?
A:
If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received voting instructions or a proxy card with these proxy materials from that organization rather than from us. Simply follow the instructions on the notice, or complete and mail the proxy card, to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote at the 2022 Annual Meeting, attend the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/ADVM2022 and follow the instructions posted there. Please have your 16-digit control number to join the 2022 Annual Meeting. Many stockholders of record will provide you with a 16-digit control number via email or in your Notice of Availability or voting instruction form in order to attend and vote your shares at the virtual Annual Meeting. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, you will be provided with other instructions from your broker, bank or other stockholder of record that must be followed, including any requirement to obtain a valid legal proxy, in order for your broker, bank or other stockholder of record to vote your shares per your instructions or to attend and vote your shares at the Annual Meeting. Many brokers, banks or other stockholders of record allow a stockholder to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Q:	How many votes do I have?
A:	On each matter to be voted upon, you have one vote for each share of our common stock you held as of the Record Date.
Q:	What if I return a proxy card but do not make specific choices?
A:
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR ALL” the Class II nominees for director named in this proxy statement, “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for the year ending December 31, 2022, “FOR” the advisory approval of executive compensation, and “FOR” the proposal to approve the Adverum Biotechnologies, Inc. Amended and Restated 2014 Employee Stock Purchase Plan. If any other matter is properly presented at the 2022 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q:	Who is paying for this proxy solicitation?
A:
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Q:	What does it mean if I receive more than one notice or proxy card?
A:
If you receive more than one notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please vote with respect to each notice, or complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:	Can I change my vote after I have submitted my proxy?
A:	Yes. You can revoke your proxy at any time before it is exercised at the 2022 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly executed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063.
•	You may attend the 2022 Annual Meeting, which will be held virtually via the Internet, and vote online. Simply attending the 2022 Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.
Q:	What constitutes a quorum for purposes of the 2022 Annual Meeting?
A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the issued and outstanding shares entitled to vote are present virtually or represented by proxy at the 2022 Annual Meeting. On the Record Date, there were 98,766,299 shares outstanding and entitled to vote. Thus, the holders of 49,383,150 shares must be present in person or represented by proxy at the meeting to have a quorum. As described above, stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting and present or represented by proxy may adjourn the 2020 Annual Meeting to another date.
Q:	How are votes counted?
A:
Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate stockholder votes for the 2022 Annual Meeting (the “Inspector of Elections”). The Inspector of Elections will separately count: for Proposal No. 1 (the election of directors), “FOR,” “WITHHOLD” and broker non-votes; and for Proposal No. 2 (the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for the year ending December 31, 2022), Proposal No. 3 (the advisory approval of executive compensation), and Proposal No. 4 (the approval of the Adverum Biotechnologies, Inc. Amended and Restated 2014 Employee Stock Purchase Plan), votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes.

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will receive a voting instruction form from the institution that holds your shares. Please follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).
Q:	What are “broker non-votes”?
A:
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Because brokers are permitted to vote on “routine” matters without instructions from the beneficial owner, broker non-votes do not occur with respect to such matters. Proposal No. 1 (election of directors), Proposal No. 3 (advisory approval of executive compensation), and Proposal No. 4 (the approval of the Adverum Biotechnologies, Inc. Amended and Restated 2014 Employee Stock Purchase Plan) are “non-routine matters,” but Proposal No. 2 (to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Adverum for the year ending December 31, 2022) is a “routine” matter. Accordingly, if you do not instruct the broker how to vote your shares your broker will only be able to vote your shares with respect to Proposal No. 2, and will not be able to vote your shares with respect to Proposal Nos. 1, 3 or 4.

Q:	How many votes are needed to approve each proposal?
A:	The following votes are required to approve each proposal:
•
Proposal No. 1 – To elect three Class II directors to hold office until the 2025 Annual Meeting of Stockholders or until their successors are elected, the three nominees receiving the greatest number of “FOR” votes will be elected. Broker non-votes will not be counted towards the vote total for this proposal.

•
Proposal No. 2 – To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for the year ending December 31, 2022, “FOR” votes from the holders of a majority of the votes cast in person or by proxy (excluding abstentions and broker non-votes, if any) are required to approve this proposal.

•
Proposal No. 3 – To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, “FOR” votes from the holders of a majority of the votes cast in person or by proxy (excluding abstentions and broker non-votes, if any) are required to approve this proposal.

•
Proposal No. 4 – To approve the Adverum Biotechnologies, Inc. Amended and Restated 2014 Employee Stock Purchase Plan as disclosed in this proxy statement, “FOR” votes from the holders of a majority of the votes cast in person or by proxy (excluding abstentions and broker non-votes, if any) are required to approve this proposal

Q:	How can I find out the results of the voting at the 2022 Annual Meeting?
A:
We will disclose voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2022 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

Q:	When are stockholder proposals due for next year’s annual meeting?
A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in the proxy statement for, and for consideration at, our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 27, 2022 to our Corporate Secretary at Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063. However, if the meeting is held before May 11, 2023 or after July 10, 2023, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal before the stockholders or nominate a director at the 2023 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify our Corporate Secretary in writing between February 10, 2023 and March 12, 2023. However, if the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 10, 2023, then you must give notice not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. We also advise you to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
Q:	How can I obtain additional information about Adverum?
A:
Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other annual, quarterly and current reports, and any amendments to those reports, are filed with the SEC, and are available free of charge on our website, which is located at www.adverum.com. These reports and other information are filed electronically with the SEC and are available at the SEC’s website, www.sec.gov. Copies of these reports will be sent without charge to any stockholder requesting it in writing to our Corporate Secretary at Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063. The investor relations page of our website contains our press releases, earnings releases, financial information and stock quotes, as well as links to our SEC filings. The information posted on our website is not incorporated into this Proxy Statement.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Board and Corporate Governance Highlights
Our Board is made up of directors with extensive experience leading and advising biotechnology and pharmaceutical companies. Our Board strives to ensure that our directors have backgrounds that collectively add significant value to our strategic decisions and enable them to provide oversight of management to ensure accountability to our stockholders. In addition, we have worked hard to strike the right balance between long-term understanding of our business and fresh external perspectives, as well as to ensure diversity within the boardroom.
We believe that a diversity of viewpoints, background, experience and other characteristics, such as gender, race, ethnicity, culture, nationality and sexual orientation, are an important part of the composition of our Board. To this end, in 2018 our Board adopted the so-called “Rooney Rule,” by amending our Corporate Governance Guidelines to provide that when evaluating candidates for nomination and new directors, the Board shall:
•
consider candidates with diverse backgrounds in terms of knowledge, experience, skills and other characteristics in the context of our needs at that point in time with a view to creating a Board with a diversity of experience and perspectives; and

•
include in the pool from which new director nominees are chosen by the Board candidates with a diversity of gender, race, ethnicity, culture, nationality or sexual orientation (and any third-party engaged to identify candidates for such pool will be asked to include such candidates).

Our Board’s Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and composition and organization of our Board. Through their work, we have assembled a Board composed of members with diverse backgrounds, skills and experience, and we believe this diversity contributes to an effective and well-balanced Board that is able to provide valuable insight into, and effective oversight of, our senior management team.

Below is a breakdown of the composition of our nominees for director and directors continuing following the 2022 Annual Meeting by board independence, non-employee status, and tenure of service (as of April 15, 2022), as well as the skills and experience possessed by our nominees for director and directors continuing following the 2022 Annual Meeting across selected categories that we believe are valuable to the oversight of our business.

Director Skills and Experience
BOARD OF DIRECTORS (OTHER BOARDS)
6
EXECUTIVE LEADERSHIP | HUMAN CAPITAL MANAGEMENT
9
FINANCE | ACCOUNTING | AUDIT
4
GLOBAL BIOPHARMACEUTICAL | COMMERCIALIZATION
4
HEALTHCARE
8
OPERATIONS
9
RISK MANAGEMENT
4
TRANSACTIONAL, INCLUDING MERGER AND ACQUISITION
4
STRATEGIC PLANNING
9

In addition, the matrix below provides the diversity statistics for our Board.

Board Diversity Matrix (as of April 26, 2022)
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black	—	1
Asian	1	—
White	2	5
LGBTQ+	2

General
Our Board is divided into three classes. Each class has a three-year term. Except as otherwise provided by law, vacancies on our Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.
Our Board currently consists of nine directors and no vacancies, divided into the three following classes:
•	The Class I directors are Soo Hong, Dawn Svoronos and Reed V. Tuckson, M.D., whose terms will expire at the 2024 Annual Meeting of Stockholders;
•
The Class II directors are Patrick Machado, Laurent Fischer, M.D. and James Scopa, whose terms will expire at the 2022 Annual Meeting of Stockholders and who are nominated for election to serve until the 2025 Annual Meeting of Stockholders; and

•	The Class III directors are Mark Lupher, Ph.D., Rabia Gurses Ozden, M.D. and Scott M. Whitcup, M.D., whose terms will expire at the 2023 Annual Meeting.

The three nominees for Class II directors are Messrs. Machado and Scopa and Dr. Fischer, each of whom has agreed to stand for election as Class II directors. Each nominee was selected by the Board upon the unanimous recommendation of the Nominating and Corporate Governance Committee. Messrs. Machado and Scopa were previously elected to our Board by our stockholders. Dr. Fischer was appointed to our Board in June 2020 in connection with his appointment as our Chief Executive Officer. The specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that the individual should serve as a director are described in each nominee’s biography below. If elected, each nominee will serve for a three-year term expiring at the 2025 annual meeting of stockholders, or until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal.
Vote Required for Approval
Our directors are elected by a plurality of the votes cast. If a stockholder is voting by submitting a proxy card and a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the three nominees named above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee may instead be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Corporate Secretary by February 11, 2022. We received one notice from a stockholder holding 200 shares indicating that he intended to nominate himself at the 2022 Annual Meeting but not solicit proxies. If this nomination is properly presented at the meeting, the management proxy holders intend to use their discretionary authority to vote for election of the Board’s nominees (and not this stockholder). No other nominations for election to our Board may be made by stockholders at the 2022 Annual Meeting.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE THREE CLASS II NOMINEES LISTED ABOVE FOR DIRECTOR. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR ALL” THE THREE CLASS II NOMINEES LISTED ABOVE FOR DIRECTOR.
Our nominees for director and directors continuing following the 2022 Annual Meeting and their ages as of April 15, 2022 are:
Name	Age	Board Position	Director Since
Patrick Machado(1)(2)	58	Chair of the Board	Mar. 2017
Laurent Fischer, M.D.	58	Director	Jun. 2020
Soo Hong	50	Director	Mar. 2022
Mark Lupher, Ph.D.(3)(4)	51	Director	May 2019
Rabia Ozden, M.D.	54	Director	Mar. 2022
James Scopa(1)(2)	63	Director	May 2019
Dawn Svoronos(1)(3)	68	Director	Dec. 2020
Reed V. Tuckson, M.D.(2)(3)	71	Director	Feb. 2021
Scott M. Whitcup, M.D.(3)(4)	62	Director	Apr. 2020
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Research and Development Committee.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2022 Annual Meeting. Our Board and management encourage each nominee for director and each continuing director to attend our annual meetings of stockholders.
CLASS I DIRECTORS – To continue in office until the 2024 Annual Meeting of Stockholders
Soo Hong Ms. Hong has served as the chief people officer at Sunbit, a financial technology company, since January 2022. At Sunbit, Ms. Hong is responsible for all talent and human resources functions including people services, recruiting, total rewards and compensation, and organizational development. Prior to joining Sunbit, Ms. Hong served as the chief people officer at National Veterinary Associates, an owner and operator of freestanding veterinary hospitals, from May 2019 to December 2021, where she was responsible for the oversight of people services, talent and learning, recruiting, and workplace support. From September 2017 to May 2019, Ms. Hong served as the chief human resources officer at Discovery Land Company, where she was responsible for oversight of a full portfolio of HR capabilities including talent acquisition and development, organizational development, learning, total rewards and HR operation. Prior to that, Ms. Hong served in leadership roles at Tinder, WeWork, Spencer Stuart and Russell Reynolds Associates. As a consultant, Ms. Hong has advised Capital One, Global Hyatt, and Pfizer on organizational, executive recruitment and engagement strategies. Ms. Hong earned a B.A. from Wellesley College and her M.B.A. from University of Chicago Booth School of Business. Ms. Hong has been chosen to serve on our Board due to her deep expertise in human capital management and executive and leadership development, as well as executive and board compensation design and governance serving rapidly growing organizations during periods of transformation.
Dawn Svoronos Ms. Svoronos has more than 30 years of experience in the biopharmaceutical industry, including extensive commercial work with the multinational pharmaceutical company Merck & Co. Inc., where she held roles of increasing seniority over more than 20 years of service. Prior to her retirement from Merck in 2011, Ms. Svoronos most recently served as President of Merck in Europe/Canada from 2009 to 2011, President of Merck in Canada from 2006 to 2009 and Vice-President of Merck for Asia Pacific from 2005 to 2006. Ms. Svoronos currently serves as the Chair of the Board of Theratechnologies Inc. and on the boards of directors of Global Blood Therapeutics, Inc., PTC Therapeutics, Inc. and Xenon Pharmaceuticals, Inc. Previously, Ms. Svoronos served on the boards of directors of Medivation Inc. and Endocyte, Inc. Ms. Svoronos also serves on the board of directors of Agnovos Healthcare Company, a privately held biotechnology company. She earned a B.A. in English and French literature from Carleton University in Ottawa, Canada. Ms. Svoronos has been chosen to serve on our Board due to her extensive global biopharmaceutical and commercial leadership experience.
Reed V. Tuckson, M.D. Dr. Tuckson has served as the managing director of Tuckson Health Connections, a private consulting company since 2013. Previously, he served as the executive vice president and chief of medical affairs of UnitedHealth Group, a Fortune 25 health and well-being company that includes health insurance and data and analytic products and services. Dr. Tuckson also served as senior vice president for professional standards of the American Medical Association; president of the Charles R. Drew University of Medicine and Science in Los Angeles, California; senior vice president for programs of the March of Dimes Birth Defects Foundation; and Commissioner of Public Health for the District of Columbia. Dr. Tuckson is the co-founder of the Black Coalition Against COVID and currently serves on the boards of directors of CTI BioPharma Corp. and Henry Schein, Inc. He also serves on the board of directors of Project Sunshine, a non-profit organization, the board of trustees of Howard University, the Advisory Board of the National Institutes of Health Clinical Center, several committees of the National Academy of Medicine and on the Health Advisory Committee of The MITRE Corporation. Dr. Tuckson previously served on the boards of directors of Acasti Pharma, Inc. and LifePoint Health, Inc. and was Chair of the Board of Alliance for Health Policy. Dr. Tuckson earned a B.S. from Howard University and his M.D. from the Georgetown University School of Medicine. He completed the Hospital of the University of Pennsylvania’s General Internal Medicine Residency and Fellowship programs. Dr. Tuckson has been chosen to serve on our Board due to his experience in multiple facets of the healthcare industry, including extensive healthcare policy expertise, from clinical services administration and medical policies to consumer health engagement.

CLASS II DIRECTORS – To be elected for a three-year term expiring at the 2025 Annual Meeting of Stockholders
Laurent Fischer, M.D. Dr. Fischer became our chief executive officer in June 2020 and our president in June 2021. Prior to that, Dr. Fischer served as senior vice president, head of the liver therapeutic area at Allergan PLC, a global pharmaceutical company, from November 2016 to June 2020, in which role he was responsible for the Liver Therapeutic R&D pipeline. Dr. Fischer served as chief executive officer of Tobira Therapeutics, a clinical-stage biopharmaceutical company from 2013 until Allergan acquired Tobira Therapeutics in November 2016, in which role he was responsible for taking the company public, completing the first study in NASH demonstrating an anti-fibrotic effect and selling the company to Allergan. Prior to Tobira, he served as chairman and chief executive officer of Jennerex, Inc., until its acquisition by SillaJen Biotherapeutics, Inc. Prior to Jennerex, he was co-founder, president and chief executive officer of Ocera Therapeutics and president and chief executive officer of Auxeris Therapeutics, Inc. Dr. Fischer serves as chairman of the board of directors of CTI Biopharma and on the board of directors at Mirum Pharmaceuticals, Inc. Dr. Fischer also serves on the board of directors of Lycia Therapeutics, a private company, and as a senior advisor on the Life Sciences Team at Frazier Healthcare Partners. Over the span of his career, Dr. Fischer has held roles of increasing responsibility at several companies, including, RXCentric, Inc. (now part of Allscripts Healthcare Solutions, Inc.), MedVantx Inc., Dupont Pharmaceuticals, Dupont-Merck and F. Hoffmann-La Roche. Dr. Fischer earned an undergraduate degree from the University of Geneva and his medical degree from the Geneva Medical School, Switzerland. Dr. Fischer’s experience as an executive in the pharmaceutical industry, knowledge of biopharmaceuticals, and his service as our Chief Executive Officer were the primary qualifications that led the Board to conclude that he should serve on our Board.
Patrick Machado Mr. Machado was a co-founder of Medivation, Inc., a biopharmaceutical company, and served as its chief business officer from 2009 to 2014 and as its chief financial officer from 2004 until his retirement in 2014. From 1998 to 2001, Mr. Machado worked with ProDuct Health, Inc., a medical device company, as senior vice president, chief financial officer and earlier as general counsel. Upon ProDuct Health’s acquisition by Cytyc Corporation, a diagnostic and medical device company, he served as a consultant to Cytyc to assist with transitional matters from 2001 to 2002. Earlier in his career, Mr. Machado worked for Morrison & Foerster LLP, an international law firm, and for the Massachusetts Supreme Judicial Court. Mr. Machado also currently serves on the boards of directors of Arcus Biosciences, Inc., Chimerix, Inc., Turning Point Therapeutics, Inc., Xenon Pharmaceuticals Inc., Roivant Sciences Ltd. (although he has advised Roivant Sciences that he will conclude his board service on or before June 30, 2022), and several private companies, and previously served on the boards of directors of Axovant Sciences, Inc., Endocyte, Inc., Inotek Pharmaceuticals Corporation (now Rocket Pharmaceuticals, Inc.), Medivation, Inc., Principia Biopharma Inc., and SCYNEXIS, Inc. Mr. Machado earned a B.A. in German and a B.S. in Economics from Santa Clara University and a J.D. from Harvard Law School. Mr. Machado has been chosen to serve on our Board due to his extensive experience dealing with the operational and financial issues of biopharmaceutical companies.
James Scopa Mr. Scopa served on the Investment Committee of MPM Capital, a life sciences venture capital firm, and was a Managing Director in MPM Capital’s San Francisco office from 2005 to 2017. Previously, Mr. Scopa spent 18 years advising growth companies in biopharmaceuticals and medical devices at Deutsche Banc/Alex. Brown & Sons and Thomas Weisel Partners. At Deutsche Banc Alex. Brown he served as Managing Director and Global Co-Head of Healthcare Investment Banking. Mr. Scopa has been a member of the advisory board and the investment advisory committee of OneVentures, an Australian venture capital firm, since July 2017. From January 2017 to June 2018, he was a fellow at Stanford University in the Distinguished Careers Institute. Mr. Scopa currently serves on the boards of directors of Aligos Therapeutics, Inc. and DICE Therapeutics, Inc. and the privately held biotechnology companies, Blade Therapeutics, Inc. and Neuron23, Inc. Mr. Scopa has previously served on the boards of directors of Semma Therapeutics, Inc. (sold to Vertex Pharmaceuticals, Inc.), True North Therapeutics, Inc. (sold to Bioverativ Inc.), Conatus Pharmaceuticals Inc., Peplin Inc. (sold to LEO Pharma Inc.), Solasia Pharma K.K. and TriVascular Technologies, Inc. (sold to Endologix, Inc.). Mr. Scopa earned an A.B. from Harvard College, an M.B.A. from Harvard Business School and a J.D. from Harvard Law School. Mr. Scopa has been chosen to serve on our Board due to his extensive experience as a venture capital investor in the biotechnology and biopharmaceuticals industries, prior experience as an investment banker in those industries, and his service as a director for numerous companies.

CLASS III DIRECTORS – To continue in office until the 2023 Annual Meeting of Stockholders
Mark Lupher, Ph.D. Dr. Lupher served as vice president of translational pharmacology and preclinical development at Sutro Biopharma, Inc., a publicly traded drug discovery, development and manufacturing company, from February 2016 to March 2020. In June 2013, Dr. Lupher founded VeritasRx Consulting, a consulting firm, and he has served as its president since that time, consulting for venture capital firms and biopharmaceutical companies, including Sutro Biopharma, Inc. from May 2014 to March 2016. Prior to VeritasRx, Dr. Lupher held various roles with Promedior, Inc., where he served as chief scientific officer from June 2010 to June 2013, as senior vice president, discovery research from June 2009 to June 2010 and as vice president, drug discovery from February 2007 to June 2009. Prior to Promedior, Dr. Lupher held various roles with ICOS Corporation from October 1998 to February 2007. Dr. Lupher earned a Ph.D. in immunology from Harvard University and a B.S. in microbiology from the University of Washington. Dr. Lupher has been chosen to serve on our Board due to his drug development experience.
Rabia Gurses Ozden, M.D. Dr. Ozden has served as the senior vice president, clinical development, at Ocular Therapeutix, Inc., a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye, since January 2021. Dr. Ozden is responsible for leading the clinical development of its current and growing pipeline of indications focusing on the front and back of the eye. Prior to joining Ocular, Dr. Ozden served as the chief development officer at Akouos, Inc., a genetic medicine company, from September 2019 to January 2021, where she was responsible for leading the clinical development of its programs for sensorineural hearing loss. From January 2019 to August 2019, Dr. Ozden served as the chief medical officer of Nightstar Therapeutics plc., a gene therapy company, which was acquired by Biogen in 2019, where she was responsible for leading the clinical development of its programs for the inherited retinal diseases. Prior to Nightstar, from March 2018 to May 2019, Dr. Ozden consulted at Clementia Pharmaceuticals Inc., a biopharmaceutical company, where she was responsible for leading the clinical research and development in its dry eye program. From July 2015 to March 2018, she was the vice president, clinical research and development at Applied Genetic Technologies Corporation, a biotechnology company, responsible for leading the clinical development of its programs for the inherited retinal diseases. Prior to that Dr. Ozden held leadership roles at GlaxoSmithKline, Quark Pharmaceuticals, Bausch & Lomb Pharmaceuticals and Carl Zeiss Meditec AG. Dr. Ozden earned her M.D. from Hacettepe University School of Medicine. She completed her ophthalmology residency at Ankara University School of Medicine, and her clinical fellowship in Glaucoma at the New York Eye and Ear Infirmary. Dr. Ozden has been chosen to serve on our Board due to her extensive experience in ophthalmology, clinical development and operations, pharmacovigilance, regulatory affairs and gene therapy.
Scott M. Whitcup, M.D. Dr. Whitcup is the founder and chief executive officer of two companies focused on developing new therapies in ophthalmology and dermatology, Akrivista LLC and Whitecap Biosciences LLC, positions he has held since October 2015 and November 2015, respectively. He has also served on the clinical faculty at the UCLA Stein Eye Institute since July 2003. Previously, Dr. Whitcup served in a number of positions at Allergan, Inc., most recently as the executive vice president of research and development and chief scientific officer, from April 2009 to March 2015. Earlier in his career, Dr. Whitcup was the clinical director at the National Eye Institute at the National Institutes of Health. He previously served on the boards of directors of Menlo Therapeutics Inc., a biopharmaceutical company, and Nightstar Therapeutics plc, a gene therapy company, and currently serves on a number of private company boards. Dr. Whitcup earned a B.A. from Cornell University and an M.D. from Cornell University Medical College. He completed an internal medicine residency at UCLA and an ophthalmology residency at Harvard University at the Massachusetts Eye and Ear Infirmary. Dr. Whitcup has been chosen to serve on our Board due to his extensive experience in the discovery, development, and commercialization of drug products, his ophthalmologic expertise and his experience serving as a director for public companies.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of our Board has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, and is seeking ratification of such selection by our stockholders at the 2022 Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2018. Representatives of Ernst & Young LLP are expected to be present at the 2022 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst &Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Adverum and our stockholders.
Auditor Fees
For the years ended December 31, 2021 and 2020, Ernst & Young LLP billed the approximate fees set forth below. All fees described in the table below were preapproved by the Audit Committee.
	Year Ended December 31,
	2021	2020
Audit Fees(1)	$954,449	$1,263,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	2,000
Total All Fees	$954,449	$1,265,700
(1)
This category consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)	Amounts reported in this category consist of subscription fees to the Ernst & Young LLP Accounting Standards and EY Analysis.
Preapproval Policies and Procedures
The Audit Committee is responsible for reviewing the terms of the proposed engagement of the independent registered public accounting firm for audit or permissible non-audit services and for preapproving all such engagements. The Audit Committee has adopted a policy for the preapproval of all audit and non-audit services to be performed for us by the independent registered public accounting firm. In providing any preapproval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence. The Audit Committee has considered the role of Ernst & Young LLP in providing audit and audit-related services to us and has concluded that such services are compatible with Ernst & Young LLP’s role as our independent registered public accounting firm.
Vote Required for Approval
The affirmative vote of a majority of the shares cast in person or by proxy at the 2022 Annual Meeting (excluding abstentions and broker non-votes, if any) will be required to ratify the selection of Ernst & Young LLP.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://investors.adverum.com.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Adverum’s audited financial statements for the year ended December 31, 2021. The Audit Committee has discussed with Ernst & Young LLP (“E&Y”), Adverum’s independent registered public accounting firm for 2021, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee received from E&Y the written disclosures and the letter required by the applicable requirements of the PCAOB regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence. Finally, the Audit Committee discussed with E&Y, with and without management present, the scope and results of E&Y’s audit of our financial statements for the year ended December 31, 2021.
Based on these reviews and discussions, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
Audit Committee
Patrick Machado
James Scopa
Dawn Svoronos
[1]
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Adverum under the Securities Act or the Exchange Act.

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
Accordingly, the Board is asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to Adverum’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on our Board, our Compensation Committee or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires “FOR” votes from the holders of a majority of the shares cast in person or by proxy (excluding abstentions and broker non-votes, if any).
Our stockholders have recommended, and our Board has approved, a frequency of each year for advisory votes on executive compensation. Accordingly, the next advisory vote on executive compensation will be at our 2023 Annual Meeting of Stockholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL NO. 4: APPROVAL OF THE ADVERUM BIOTECHNOLOGIES, INC.
AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN
The Board of Directors is asking the stockholders to approve an amendment and restatement of our 2014 Employee Stock Purchase Plan (the “2014 ESPP”) to increase by 5,800,000 shares (from 3,000,000 shares to 8,800,000 shares) the number of shares of our common stock reserved for issuance under the 2014 ESPP.
The 2014 ESPP was approved by the Board on July 14, 2014 and by our stockholders on July 29, 2014, with subsequent non-material amendments that did not require stockholder approval. The 2014 ESPP is an employee benefit program that enables our qualified employees and our designated subsidiaries to purchase shares of our common stock through payroll deductions. The purposes of the 2014 ESPP are to assist our qualified employees and our certain designated subsidiaries in acquiring a stock ownership interest, as well as to encourage them to remain in the employ of us and our subsidiaries. The 2014 ESPP is intended to qualify for favorable federal income tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
We believe that the 2014 ESPP provides a valuable opportunity for employees to acquire an ownership interest in Adverum and provides stockholder value by aligning employee and stockholder interests. We rely on equity incentives to attract and retain our employees, and we believe that such incentives are essential to our long-term growth and future success. The proposed share increase will ensure that a sufficient reserve of common stock remains available under the 2014 ESPP to allow us to continue to provide these equity incentives to our employees on a competitive level.
We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. Our compensation committee carefully monitors our annual burn rate, dilution, and equity expense to ensure that we maximize stockholders’ value by granting only the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.
We cannot determine at this time the participants who will be granted options to purchase shares under the 2014 ESPP, the amount of any such options or purchases, or the potential value of such options or purchases to participants as the election to participate and the amount of any purchases under the 2014 ESPP will be determined by the individual employees in their sole discretion and the purchase price has not yet been determined; however, all participants are subject to the purchase limitations set forth in the 2014 ESPP. Under the terms of the proposed 2014 ESPP and the anticipated terms of the offerings, the number of shares of our common stock which a participant could purchase during any purchase period is limited to 6,000 shares. In addition, the fair market value of shares purchased by an individual participant in the 2014 ESPP may not exceed $25,000 in any calendar year.
Should our stockholders fail to approve the amendment and restatement of the 2014 ESPP, it will continue to remain in effect in accordance with its current terms. However, because only 2,130,542 shares of our common stock remained available for issuance under the 2014 ESPP as of April 15, 2022, our ability to use this form of equity-based compensation to attract, retain and motivate our employees in what is a very competitive hiring environment would be constrained based on our projected increase in headcount and employee participation in the future.
The 2014 ESPP, as amended and restated, is attached to this proxy statement as Appendix A and is incorporated herein by reference. The following description of the 2014 ESPP, as amended and restated, is a summary of certain important provisions and does not purport to be a complete description of the 2014 ESPP. Please see Appendix A for more detailed information.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF ADVERUM’S 2014 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE.
Description of the 2014 ESPP
Shares Subject to the Plan. 208,333 shares of Common Stock were originally authorized for issuance under the 2014 ESPP. The 2014 ESPP also originally provided for an annual increase in the share pool on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (i) one percent (1%) of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such number of shares of Common Stock as determined by the Board, but this “evergreen” provision is not being included in the amended and restated plan. The Board of Directors is seeking stockholder approval to add 5,800,000 additional shares to the 2014 ESPP, for a total of 8,800,000 shares of Common Stock. As of April 15, 2022, 2,130,542 shares remained available for issuance under the 2014 ESPP.
Administration. The 2014 ESPP may be administered by the Board of Directors or a committee of the Board of Directors designated by the Board of Directors (the “Administrator”). The Administrator has the authority to administer and interpret the 2014 ESPP and to make such rules and regulations as it deems necessary to administer the 2014 ESPP.
Eligible Employees. To participate in the 2014 ESPP, an individual employee must: (i) customarily work at least twenty hours per week, and (ii) customarily work more than five months in any calendar year. An employee is not eligible to participate or continue participation in the 2014 ESPP if the employee owns or will own, as a result of such participation, shares possessing 5% or more of the total combined voting power or value of all classes of stock of Adverum or any subsidiary. Non-employee directors of Adverum are not eligible to participate in the 2014 ESPP. As of April 15, 2022, approximately 114 employees of Adverum and its designated subsidiaries are eligible to participate in the 2014 ESPP.
Stock Purchases. Offerings under the 2014 ESPP are currently divided into 24-month offering periods, each of which is comprised of four purchase periods of approximately six months each. Subject to the limitations set forth in the 2014 ESPP, the Administrator has the authority to establish offering periods of alternative lengths and to establish different commencing and ending dates for such offering periods. During each offering period, participating employees accumulate funds in an account used to buy common stock through payroll deductions at a rate of not less than 1% or more than 15% of such participant’s base pay during each payroll period in the offering period.
At the end of each offering period, the purchase price is determined and the participating employees’ accumulated funds are used to purchase the appropriate number of shares of common stock. Under the 2014 ESPP, no participant may purchase more than $25,000 worth of common stock (based on the fair market value of the common stock on the date the option is granted) during any calendar year. In addition, the 2014 ESPP (as amended and restated) limits the number of shares of common stock that may be purchased by any one employee during each purchase period to 6,000 shares, but this limit can be increased or decreased by the Administrator with respect to future offerings.
Purchase Price. The purchase price per share of common stock is 85% of the lesser of (i) the fair market value of the common stock on the first day of an offering period and (ii) the fair market value of the common stock on the last day of an offering period. For purposes of the 2014 ESPP, “fair market value” means the closing price of the common stock on the Nasdaq Stock Market for such day. On April 19, 2022, the closing trading price for Adverum’s common stock was $1.12.
Effect of Termination of Employment. A participant is not eligible to continue his or her participation in the 2014 ESPP in the event of termination of employment for any reason. If termination occurs on or prior to the last business day of an offering period, the balance in the participant's account will be paid to the participant or to his or her estate or designated beneficiary. Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of shares under the 2014 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by a participant, other than by will or the laws of descent and distribution.
Changes in Capitalization. The maximum number of shares of the common stock which will be made available for sale under the 2014 ESPP, the maximum number of shares each participant may purchase per offering period, the maximum number of shares that all participants may purchase per offering period, and the price per share and the number of shares of common stock covered by each option under the 2014 ESPP which has not yet been exercised will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by Adverum.
Change in Control. In the event of certain mergers or consolidations, changes in the composition of the Board of Directors or acquisition by another corporation of all or substantially all of Adverum’s assets, the rights to purchase shares under the 2014 ESPP will be assumed or equivalent rights substituted by the successor corporation, or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for such rights or in the event of a dissolution or liquidation of Adverum, the offering period during which a participant may purchase stock will be shortened and a new exercise date will be set.
Amendment of the 2014 ESPP. The Administrator has the power to amend or terminate the 2014 ESPP, provided that amendments will also require stockholder approval if necessary to comply with Code Section 423 or any other applicable law or regulation.
Term of the Plan. The 2014 ESPP will continue in effect until terminated by the Administrator.
Federal Income Tax Consequences
The following is a summary of certain material federal income tax consequences associated with the grant and exercise of purchase rights under the 2014 ESPP. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.
The 2014 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. In general, an employee will not recognize U.S. taxable income until the sale or other disposition of the shares of our common stock purchased under the 2014 ESPP (“ESPP Shares”). Upon such sale or disposition, the employee will generally be subject to tax in an amount that depends on the employee’s holding period with respect to the ESPP Shares.
If the ESPP Shares are sold or disposed of more than one year from the date of purchase and more than two years after the first day of the offering period in which they were purchased, or upon the employee’s death while owning the ESPP Shares, the employee will recognize ordinary income in an amount generally equal to the lesser of: (i) an amount equal to 15% of the fair market value of the ESPP Shares on the first day of the offering period (or such other percentage equal to the applicable purchase price discount), and (ii) the excess of the sale price of the ESPP Shares over the purchase price. Any additional gain will be treated as long-term capital gain. If the ESPP Shares held for the periods described above are sold and the sale price is less than the purchase price, then the employee will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the ESPP Shares.
If the ESPP Shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the employee’s death while owning the ESPP Shares, the employee generally will recognize as ordinary income an amount equal to the excess of the fair market value of the ESPP Shares on the date the ESPP Shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the employee’s holding period with respect to the ESPP Shares.
We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition of ESPP Shares prior to the expiration of the holding periods described above.
New Plan Benefits
Because participation in the 2014 ESPP is entirely within the discretion of the eligible employees, a new plan benefits table, as described in the federal proxy rules, is not provided. Because we cannot predict the participation levels by employees, the rate of employee contributions or the eventual purchase price under the 2014 ESPP, it is not possible to determine the value of benefits that may be obtained by executive officers and other employees under the 2014 ESPP. Non-employee directors are not eligible to participate in the 2014 ESPP.

Plan Benefits
The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the 2014 ESPP since its inception, together with the weighted average purchase price paid per share.
Name and Position	Number of Purchased Shares of Common Stock	Weighted Average Purchase Price
Laurent Fischer President and Chief Executive Officer	6,170	$2.32
Rupert D’Souza Chief Financial Officer	—	—
Leone Patterson Former President and Chief Financial Officer	—	—
Christopher DeRespino Former Chief Business Officer and Interim Chief Financial Officer	—	—
Jack Thrift Former Interim Chief Financial Officer	—	—
Thomas Leung Former Chief Financial Officer	4,939	$8.26
Kishor Peter Soparkar Chief Operating Officer and Chief Legal Officer	5,939	$7.05
Brigit Riley Chief Scientific Officer	—	—
Julie Clark Former Chief Medical Officer	3,364	$5.02
Angela Thedinga Former Chief Technology Officer	—	—
All current executive officers as a group (6 persons)	12,109	$4.64
All current directors who are not executive officers as a group (8 persons)(1)	—	—
All current employees, excluding executive officers, as a group	489,223	$3.37
(1)	Non-employee directors are not eligible to participate in the 2014 ESPP.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVERUM BIOTECHNOLOGIES, INC. AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investors.adverum.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of our directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at http://investors.adverum.com.
Board Composition
Director Independence
Our common stock is listed on The Nasdaq Global Market. Rule 5605 of the Marketplace Rules of the Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”) requires that independent directors compose a majority of a listed company’s board of directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq Listing Rule 5605(a)(2) also specifies certain categories of persons who will not be considered independent, including employees, family members of executive officers and recipients of compensation from the company in excess of $120,000 during any period of twelve consecutive months within the past three years, subject to certain exceptions. To be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in Nasdaq Listing Rule 5605(d)(2). To be considered independent for purposes of Nasdaq Listing Rule 5605(d)(2), our Board must consider all factors specifically relevant to determining whether a director has a relationship with us which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director; and whether such director is affiliated with us, a subsidiary of our company or an affiliate of a subsidiary of our company.
In March 2022, our Board undertook a review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of Ms. Hong, Dr. Lupher, Mr. Machado, Dr. Ozden, Mr. Scopa, Ms. Svoronos, Dr. Tuckson, and Dr. Whitcup is independent within the meaning of Rule 5605 of the Nasdaq Listing Rules. Our Board also determined that Mr. Machado, Mr. Scopa, and Ms. Svoronos, who compose our Audit Committee, and Mr. Machado, Mr. Scopa, and Dr. Tuckson, who compose our Compensation Committee, satisfy the independence standards for those committees established by applicable SEC rules and Nasdaq Listing Rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence. For example, the Board considered (i) with respect to Mr. Machado and Ms. Svoronos, the fact that both Mr. Machado and Ms. Svoronos serve on the board of directors of Xenon Pharmaceuticals, Inc. and (ii) with respect to Dr. Tuckson, the fact that both Dr. Tuckson and Dr. Fischer serve on the board of directors of CTI Biopharma Corp. The Board also previously determined that Rekha Hemrajani, who served on our Audit Committee during a portion of 2021, Dr. Eric Carter and Dr. Thomas Woiwode, who served on our Compensation Committee and Nominating and Corporate Governance Committee during a portion of 2021, satisfied the independence standards for those committees established by applicable SEC rules and Nasdaq Listing Rules.
Classified Board of Directors
In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.
We feel strongly that, given the long runway for drug therapy development and given the stage and size of the Adverum, as well as our current priority focus on restoring the clinical trials roadmap in support of our long-term growth, a classified Board is appropriate at the current time.
Leadership Structure of our Board
Our amended and restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer and/or appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. The roles of Chair of the Board and Chief Executive Officer are currently filled by Mr. Machado and Dr. Fischer, respectively.
Mr. Machado has served as Chair of the Board since May 2019. Mr. Machado’s tenure on the Board, his experience in serving on multiple other biotechnology company boards, as well as the deep knowledge of our company gained in his role as a member of the Audit Committee of the Board, allow him to provide valuable insights and facilitate the implementation of our strategic initiatives and business plans. In our view, having a Chair that is far removed from management would have the potential to give rise to divided leadership, which could interfere with good decision making or weaken our ability to develop and implement strategy. The Board also believes, however, that Mr. Machado’s independence is an essential complement to his familiarity with our company and management representation on the Board, helping to foster an environment that is conducive to objective evaluation and oversight of management’s performance.
Board Qualifications
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to our industry; experience as a director or executive officer of another publicly held company; diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members; diversity of background and perspective; and practical and mature business judgment, including the ability to make independent analytical inquiries. The Board believes that diversity of viewpoints, background, experience and other characteristics are an important part of its makeup, and it actively seeks these characteristics in identifying director candidates. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In addition, the Board evaluates each individual’s other professional commitments against their personal capacity to ensure they have adequate time and flexibility to execute their Board duties.
In searching for qualified director candidates to fill vacancies in the Board, the Nominating and Corporate Governance Committee solicits our Board for names of potentially qualified candidates. Additionally, the Nominating and Corporate Governance Committee may request that members of the Board pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee then considers the potential pool of director candidates, selects the candidate the committee believes best meets the then-current needs of the Board, and conducts a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a member of our Board.
To fulfill its responsibility to recruit and recommend to the Board nominees for election as directors, the Nominating and Corporate Governance Committee considers all qualified candidates who may be identified by any one of the following sources: current or former Board members, a professional search firm, Adverum executives or stockholders.
In response to feedback received from our stockholders, we added two additional female directors to our Board to increase the total Board composition to three female directors (33% of directors). The two additional female directors added are Rabia Gurses Ozden, M.D. and Soo Hong, M.B.A. Dr. Ozden has extensive experience in ophthalmology, clinical development and operations, pharmacovigilance, regulatory affairs and gene therapy. Ms. Hong brings a deep expertise in human capital management, executive and leadership development as well as executive and board compensation design and governance serving rapidly growing organizations during periods of transformation.
Stockholders who wish to make a recommendation or propose a director candidate for consideration by the Nominating and Governance Committee may do so by submitting the candidate’s name, resume and biographical information and qualifications to the attention of the Corporate Secretary, Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063. All recommendations received by the Corporate Secretary will be presented to the Nominating and Governance Committee for its consideration.
We may request from the nominating stockholder or nominating stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets any minimum requirements that may be established by our Board and to enable us to make appropriate disclosures to stockholders entitled to vote in the next election of directors. Proposed nominees are required to make themselves reasonably available to be interviewed by the Nominating and Corporate Governance Committee and members of management, as determined to be appropriate by the Nominating and Corporate Governance Committee. We will not accept a stockholder recommendation for a nominee if the recommended candidate’s candidacy or, if elected, Board membership, would violate applicable state law, federal law or the rules of any exchange or market on which our securities are listed or traded. If the proposed nomination by stockholders was made in accordance with the procedures in our amended and restated bylaws, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the proposed nominee as it would any other Board nominee candidate and will recommend to our Board whether or not the proposed stockholder nominee should be nominated by our Board and included in our proxy statement.
Stockholders who wish to nominate a director for election at an upcoming annual meeting of stockholders must comply with the advance notice provisions in our amended and restated bylaws. Each stockholder making a nomination is required to provide certain information, representations and undertakings as outlined in our amended and restated bylaws. The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. If a stockholder submits a proposed nominee, the Nominating and Corporate Governance Committee will consider the proposed nominee, along with any other proposed nominees recommended by members of the Board, in the same manner in which the Nominating and Corporate Governance Committee would evaluate its nominees for director. For a description of the proper procedure for stockholder nominations, see “Procedures for Nominations of Directors by Stockholders” in this proxy statement.
Role of Board in Risk Oversight Process
We are exposed to a number of risks, including economic, environmental, operational, and regulatory risks, as well as risks resulting from the COVID-19 pandemic, among others. Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our Board at regular meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and key enterprise risks, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board or appropriate Board committees discuss selected risks in more detail throughout the year, including the COVID-19 pandemic and its related risks.
Board Committees
Our Board has three primary committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, which are described below. In addition, the Board has a Research and Development Committee.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
•
is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;
•	reviews related party transactions; and
•	annually reviews the Audit Committee charter and the Audit Committee’s performance.
The current members of our Audit Committee are Mr. Machado (Chair), Mr. Scopa and Ms. Svoronos. Ms. Hemrajani also served on our Audit Committee during a portion of 2021. Mr. Machado serves as the chair of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. Our Board has determined that Mr. Machado is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the Nasdaq Listing Rules.
The Audit Committee operates under a written charter that satisfies the applicable rules and regulation of the SEC and the Nasdaq Listing Rules. A copy of the Audit Committee charter is available on our website at http://investors.adverum.com.
Compensation Committee
Our Compensation Committee reviews and approves, or may recommend to the full Board or independent members of the Board, as applicable, policies relating to compensation and benefits of our officers, directors and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets or makes recommendations to our Board regarding the compensation of these officers based on such evaluations. Our Board retains the authority to determine and approve, upon the recommendation of the Compensation Committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the Compensation Committee. The Compensation Committee also approves grants of stock options and other awards under our stock plans. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, applicable Nasdaq Listing Rules, and other applicable law. The Compensation Committee will periodically review and evaluate the performance of the Compensation Committee and its members, including an annual review of its charter. The current members of our Compensation Committee are Mr. Scopa (Chair), Mr. Machado and Dr. Tuckson. Dr. Carter also served on our Compensation Committee during a portion of 2021.
Each of the current members of our Compensation Committee is independent under the Nasdaq Listing Rules and regulations and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Since 2019, Radford, a national executive compensation consulting firm, which is part of the Rewards Solutions practice at Aon plc, has been engaged by the Compensation Committee to conduct market research and analysis to assist the Compensation Committee in developing appropriate compensation and incentives for our executive officers, to advise the Compensation Committee and provide ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals from management. Radford reports directly to the Compensation Committee and does not provide any non-compensation-related services to us. After review and consultation with Radford, the Compensation Committee determined that Radford is independent and that there is no conflict of interest resulting from retaining Radford. In reaching these conclusions, our Compensation Committee considered the factors set forth in SEC rules and the Nasdaq Listing Rules.
Our executive officers submit proposals to our Board and Compensation Committee regarding our executive and director compensation. Our Chief Executive Officer provides feedback and recommendations to our Compensation Committee with respect to executive compensation, other than his own compensation, including with regard to senior executive performance, responsibility and experience levels. The Compensation Committee often takes into consideration both our Chief Executive Officer’s input and the input of other senior executives in setting compensation levels.
The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the Compensation Committee charter is available on our website at http://investors.adverum.com.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and composition and organization of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our Nominating and Corporate Governance Committee are Ms. Svoronos (Chair), Dr. Lupher, Drs. Tuckson and Whitcup. Drs. Carter and Woiwode also served on our Nominating and Corporate Governance Committee during a portion of 2021. Each of the members of our Nominating and Corporate Governance Committee, both past and currently, is an independent director under the Nasdaq Listing Rules.
The Nominating and Corporate Governance Committee operates under a written charter. A copy of the Nominating and Corporate Governance Committee charter is available on our website at http://investors.adverum.com.
Research and Development Committee
The Research and Development Committee is responsible for overseeing Adverum’s research and development programs, strategy and opportunities. The current members of our Research and Development Committee are Drs. Whitcup (Chair) and Lupher. Dr. Lupher also served as the Chair for a portion of 2021. Dr. Carter and Dr. Medhi Gasmi, who also served on our Board for a portion of 2021, also served on our Research and Development Committee during a portion of 2021.

Meetings of the Board of Directors and Committees
During 2021, our Board met nine times, the Audit Committee met four times, the Compensation Committee met eight times, the Nominating and Corporate Governance Committee met four times and the Research and Development Committee met two times. In 2021, each director attended at least 75% of the meetings of our Board and the committees on which the director served that were held while the person was a member of the applicable committee, except for Dr. Woiwode.
Limitation on Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered, and expect to continue to enter, into agreements to indemnify our directors, executive officers and other employees as determined by our Board. We have entered into an indemnification agreement with each of our directors, including each of our Board's nominees for director. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages. To the extent the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Director Attendance at Annual Meetings
Although our directors are encouraged to attend our annual meetings, attendance is not mandatory. All of our then current directors attended the 2021 Annual Meeting of Stockholders. Our Board and management team encourage all of our directors to attend the virtual 2022 Annual Meeting.
Stockholder Communications with the Board of Directors
We provide a process for stockholders to send communications to our Board, the non-employee members of the Board as a group or any of the directors individually. Stockholders may contact any of the directors, including the non-employee directors, by writing to them c/o the Corporate Secretary, Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063. All communications will be compiled by our Corporate Secretary and submitted to our Board or individual directors, as applicable, on a periodic basis.

Procedures for Nomination of Directors by Stockholders
Stockholders who wish to nominate a director for election at an upcoming annual meeting of stockholders must comply with the advance notice provisions in our amended and restated bylaws. Each stockholder making a nomination is required to provide certain information, representations and undertakings as outlined in our amended and restated bylaws.
We may request from the nominating stockholder or nominating stockholder group such other information as may reasonably be required to determine whether each person proposed to be nominated by a stockholder or stockholder group meets any minimum requirements that may be established by our Board and to enable us to make appropriate disclosures to stockholders entitled to vote in the next election of directors. Proposed nominees are required to make themselves reasonably available to be interviewed by the Nominating and Corporate Governance Committee and members of management, as determined to be appropriate by the Nominating and Corporate Governance Committee. We will not accept a stockholder nomination if the nominee’s candidacy or, if elected, Board membership would violate applicable state law, federal law or the rules of any exchange or market on which our securities are listed or traded. If the proposed nomination by stockholders was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the proposed nominee as it would any other Board nominee candidate and will recommend to our Board whether or not the proposed stockholder nominee should be nominated by our Board and included in our proxy statement.
Notices of nominations should be directed to the attention of the Corporate Secretary, Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063, and must be received only during the period specified above under “When are stockholder proposals due for next year’s annual meeting?” in the section “Questions and Answers about the 2022 Annual Meeting.”
Prohibition on Hedging
Our insider trading policy, which applies to all of our officers, directors, and employees, prohibits hedging and monetization transactions, such as zero-cost collars and forward sale contracts, that allow individuals to continue to own the covered securities but without the full risks of ownership. Margin purchases, holding securities in a “margin account,” and pledging our securities as collateral to secure loans is also prohibited.
Environmental and Social Responsibility
At Adverum, our values define how we conduct business, shape patient care, apply science to medicine, and work and grow as a company. We strive to put our corporate values into action every day - by reducing the environmental impact of our research and operations, providing safe, engaging and impactful work for our employees, and always leading with integrity.
Our Core Values
•	Lead with integrity: We take individual and collective responsibility to advance evidence-based science as we embark on a bold mission.
•	Strive together: We tackle complex issues through diverse perspectives, shared decision-making, and collaboration.
•	Pioneer with patients: We use our science, technology, and expertise to innovate and optimize breakthrough products that give sight to patients across the globe.
We integrate environmental, social, and governance objectives into our decision-making with the goal of delivering long-term value to all of our stakeholders. Our leadership creates and monitors our sustainability-related programs, with our Board maintaining ultimate oversight.
To identify the sustainability issues material to our business, we are guided by best practices, feedback we receive from our stakeholders, including employees, regulators, patients and investors, and third-party thought leaders, such as the Sustainability Accounting Standards Board (SASB), Biotechnology and Pharmaceuticals.
Additional information regarding Adverum’s environmental and social practices is included in the “Sustainability” subsection of the “Company” section of our website. Information on our website is NOT incorporated by reference in this proxy statement.

NON-EMPLOYEE DIRECTOR COMPENSATION
Overview
The Compensation Committee reviews pay levels for non-employee directors periodically with assistance from its compensation consultant, Radford, which prepares a comprehensive assessment of our non-employee director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation and a review of related corporate governance best practices. Following that review, either the Compensation Committee or the Board, consistent with the recommendation of the Compensation Committee, has determined the non-employee director compensation program that will be in effect until the next such determination.
Non-Employee Director Compensation Policy
Under our non-employee director compensation policy, each non-employee director receives the following cash compensation for Board and standing committee service, as applicable:
•	$40,000 per year for service as a Board member;
•	$35,000 per year for service as a non-employee Chair of our Board;
•	$20,000 per year for service as chair of the Audit Committee;
•	$15,000 per year for service as chair of the Compensation Committee;
•	$10,000 per year for service as chair of the Nominating and Corporate Governance Committee;
•	$15,000 per year for service as chair of the Research and Development Committee;
•	$10,000 per year for service as non-chair member of the Audit Committee;
•	$7,500 per year for service as non-chair member of the Compensation Committee;
•	$5,000 per year for service as non-chair member of the Nominating and Corporate Governance Committee; and
•	$7,500 per year for service as non-chair member of the Research and Development Committee.
Annual cash retainers for service as a non-employee Chair of our Board, chair of a committee or non-chair member of the committee are in addition to the annual cash retainer for service as a Board member. Cash retainers are prorated for any partial years of service. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
Option Awards
Pursuant to our non-employee director compensation policy, the non-employee directors receive grants of non-statutory stock options under our 2014 Equity Incentive Plan (the “2014 Plan”). For purposes of these awards, a non-employee director is a director who is not employed by us. Pursuant to our non-employee director compensation policy as in effect through March 30, 2021, each non-employee director who joined the Board was automatically granted an option to purchase 45,000 shares of our common stock (an “Initial Grant”). Initial Grants vest ratably in annual installments over three years of service following the date of grant.
In addition, pursuant to our non-employee director compensation policy as in effect during 2021 through March 30, 2021, on the date of our annual meeting of stockholders, (i) each non-employee director receives an annual equity award under our 2014 Plan of options to purchase 30,000 shares of our common stock (a “Board Annual Award”) and (ii) the Chair of the Board receives an additional option to purchase 10,000 shares of common stock (a “Chair Additional Annual Award”). The Board Annual Awards and Chair Additional Annual Awards vest in full on the earlier to occur of the first anniversary of the grant date or the next annual meeting (18 months from the date of grant or the 2022 Annual Meeting of stockholders in the case of the grant pursuant to (ii) above). All such options have a maximum term of ten years. Effective March 31, 2021, our non-employee director compensation policy was amended to enable us to maintain alignment of our director equity compensation with our peer group as stock prices fluctuate. Under the amended policy, each Initial Grant covers a number of shares having a grant-date fair value (determined as provided in the plan) of $520,000, each Board Annual Award covers a number of shares having a grant-date fair value of $260,000 and each Chair Additional Annual Award covers a number of shares having a grant-date fair value of $90,000.

Effective May 5, 2021, our non-employee director compensation policy was amended to add a maximum number of shares for Initial Grants and the Board Annual Awards and Chair Additional Annual Awards. Under the amended policy, each Initial Grant covers a number of shares having a grant-date fair value (determined as provided in the plan) of $520,000, but in no event more than 80,000 shares, each Board Annual Award covers a number of shares having a grant-date fair value of $260,000, but in no event more than 40,000 shares, and each Chair Additional Annual Award covers a number of shares having a grant-date fair value of $90,000, but in no event more than 12,500 shares.
Total Non-Employee Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our Board during the year ended December 31, 2021:
Name	Fees Earned Or Paid In Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Eric G. Carter M.D., Ph.D.(3)	25,048	483,381	—	508,429
Mehdi Gasmi, Ph.D.(4)	45,548	107,816	—	153,364
Rekha Hemrajani(5)	21,593	622,472	—	644,065
Mark Lupher, Ph.D.	54,766	107,816	—	162,582
Patrick Machado	99,945	141,509	—	241,454
James Scopa	65,000	107,816	—	172,816
Dawn Svoronos	54,190	107,816	—	162,006
Reed V. Tuckson, M.D.(6)	42,111	420,795	—	462,906
Scott Whitcup, M.D.	55,755	107,816	—	163,571
Thomas Woiwode, Ph.D.(7)	44,588	107,816	—	152,404
(1)
The reported dollar value of the option awards is equal to the aggregate grant date fair value, or incremental fair value, as applicable, as calculated in accordance with ASC Topic 718, of the options awards granted or modified during 2021. See Note 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions used in calculating this amount.

(2)
As of December 31, 2021, the number of shares underlying option awards outstanding held by each non-employee directors listed above was as follows: Dr. Carter, 179,000 shares; Dr. Gasmi, 786,708 shares; Ms. Hemrajani, 145,000 shares; Dr. Lupher, 185,000 shares; Mr. Machado, 285,869 shares; Mr. Scopa, 161,666 shares; Ms. Svoronos, 85,000 shares; Dr. Tuckson, 45,000 shares; Dr. Whitcup, 130,000 shares; and Dr. Woiwode, 187,850 shares. No non-employee directors held RSUs on December 31, 2021.

(3)
Dr. Carter resigned from our board in May 2021. In connection with his transition off the Board, the vesting of Dr. Carter’s outstanding stock option awards was accelerated in full and the post-termination exercise period of his outstanding stock options was extended. The amount reported in the “Option Awards” column for Dr. Carter reflects the incremental fair value resulting from these modifications.

(4)	Dr. Gasmi resigned as a member of our Board in December 2021.
(5)
Ms. Hemrajani resigned from our board in May 2021. In connection with her transition off the Board, the vesting of Ms. Hemrajani’s outstanding stock option awards was accelerated in full and the post-termination exercise period of her outstanding stock options was extended. The amount reported in the “Option Awards” column for Ms. Hemrajani reflects the incremental fair value resulting from these modifications.

(6)	Dr. Tuckson joined our Board in February 2021.
(7)	Dr. Woiwode resigned as a member of our Board in December 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Except as set forth below, we had no transactions that have occurred since January 1, 2020 and to which we were a party, in which the amount involved exceeded the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, at any time from January 1, 2020 to the date of this report, had or will have a direct or indirect material interest, other than those already described in this proxy statement under the headings “Non-Employee Director Compensation” and “Executive Compensation.”
Stock Purchases by Affiliate of James Scopa
In our February 2020 underwritten public offering of common stock, the James P. Scopa and Anne E. Kenner Family Trust purchased an aggregate of 10,000 shares of our common stock at a price of $13.75 per share, the public offering price in our February 2020 underwritten public offering of common stock, for an aggregate purchase price of $137,500, payable in cash.
Consulting Agreement with Affiliate of Mehdi Gasmi
In September 2019, we entered into a consulting agreement with ClinVec Solutions, LLC, of which Mehdi Gasmi is the Managing Member, pursuant to which Dr. Gasmi, a member of our Board, served as a consultant to us for six months, targeting 40 hours per month of consulting services for compensation of $700 per hour, plus reimbursement of COBRA payments during the term of the agreement and three months thereafter. The consulting agreement terminated pursuant to its terms in March 2020. During 2020 we paid to Dr. Gasmi dba ClinVec Solutions, LLC $89,725 pursuant to the consulting agreement.
Stock Purchases by Laurent Fischer, M.D. and Kishor Peter Soparkar
In the August 2020 underwritten public offering of common stock, Laurent Fischer, M.D., our Chief Executive Officer, and Kishor Peter Soparkar, our Chief Operating Officer and Chief Legal Officer, each purchased 7,692 shares of our common stock at a price of $13.00 per share, the public offering price in our August 2020 underwritten public offering of common stock, for an aggregate purchase price of $99,996, payable in cash.
Consulting Agreement with Danforth Advisors
In July 2021 we entered into a consulting agreement with Danforth Advisors pursuant to which Danforth Advisors provided us with consulting services. Pursuant to the consulting agreement, Jack Thrift served as our interim Chief Financial Officer from September 2, 2021 to December 6, 2021. In 2021 we paid Danforth Advisors $85,414 for consulting services under the consulting agreement, including for the services of Mr. Thrift.
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness.
As provided by our related party transaction policy, our Audit Committee will be responsible for reviewing and approving in advance the related person transaction and in doing so will consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction.

EXECUTIVE OFFICERS
Our executive officers are appointed by and serve at the discretion of the Board. There are no family relationships among our directors and executive officers. The following table provides information regarding our executive officers, including their ages and positions, as of April 15, 2022:
Name	Age	Executive Officer Position(s)
Laurent Fischer, M.D.	58	President and Chief Executive Officer
Rupert D’Souza, Ph.D.	63	Chief Financial Officer
Richard Beckman, M.D.	63	Chief Medical Officer
Brigit Riley, Ph.D.	44	Chief Scientific Officer
Setareh “Star” Seyedkazemi, Pharm.D.	48	Chief Development Officer
Kishor Peter Soparkar	51	Chief Operating Officer and Chief Legal Officer
A brief biography of each of our executive officers appears below, except for Dr. Fischer, whose biographical information appears above under “Proposal No. 1: Election of Directors” above.
Rupert D’Souza, Ph.D. Dr. D’Souza has served as our chief financial officer since December 2021. Prior to joining Adverum, he served as chief financial officer consultant at Replay Holdings, LLC, a venture capital-funded, gene therapy-focused, biotechnology holding company, from August 2020 to December 2021, in which position he was responsible for leading all finance and human resources activities. Prior to Replay Holdings, Dr. D’Souza was the founder and chief financial officer consultant at RMND LLC, a business development agency, from April 2018 to July 2020, in which role he was responsible for providing finance consulting services primarily to biopharma companies. Prior to that, Dr. D’Souza was a chief financial officer consultant at Armanino LLP from December 2015 to March 2019, in which role he was responsible for providing finance and business advisory services both to Armanino and several Armanino clients in various industries. Prior to 2015, Dr. D’Souza held roles of increasing responsibility at several companies, including, BioMarin Pharmaceuticals, UTStarcom Inc. and Genentech. Dr. D’Souza earned a B.Tech. in Chemical Engineering from Indian Institute of Technology, Bombay, a Ph.D. in Chemical and Biomolecular Engineering from Georgia Institute of Technology, and an M.B.A from The University of Chicago Booth School of Business.
Richard Beckman, M.D. Dr. Beckman has served as our chief medical officer since February 2022. Prior to that, Dr. Beckman served as the chief medical officer at ReNeuron, Inc. from April 2018 to January 2022 where he oversaw clinical development for pipeline candidates, including its human retinal progenitor cell therapy program in retinitis pigmentosa. Prior to ReNeuron, Dr. Beckman served as a chief medical officer from December 2016 until December 2017 at Clearside Biomedical, Inc. Prior to that he served as chief medical officer at Unilife, Inc., Ophthotech, and Neurotech Pharmaceuticals, Inc. and at the latter two led clinical development programs in wet age-related macular degeneration. Previously, Dr. Beckman had roles of increasing responsibility at Alcon Research, Ltd. (acquired by Novartis), Lux BioSciences, Danube Pharmaceuticals, Inc. Becton-Dickinson, Inc., and Allergan, Inc. (acquired by AbbVie). Dr. Beckman spent ten years in private practice as a glaucoma specialist and three years in academic practice at North Shore University Hospital/Cornell University Medical College. Dr. Beckman earned his undergraduate and medical degrees in the Integrated Premedical-Medical Program at the University of Michigan. He completed an ophthalmology residency at Henry Ford Hospital and a glaucoma fellowship at Massachusetts Eye and Ear Infirmary, an affiliate hospital of Harvard Medical School.
Brigit Riley, Ph.D. Dr. Riley has served as our chief scientific officer since June 2021 and as a consultant since June 2020. From June 2020 to the present, Dr. Riley has been an advisor and on the scientific advisory board to several gene therapy companies. Dr. Riley has nearly 20 years of experience in the life sciences industry across a broad range of technologies and disease areas, including gene therapy, small molecules, antibodies, protein degradation, CNS and liver. From June 2014 to September 2019, Dr. Riley served in roles of increasing seniority, culminating as the vice president, discovery and translational research at Sangamo Therapeutics, Inc. She led the Hemophilia A program from initial gene cassette engineering to successful first in man clinical trial, resulting in a partnership with Pfizer. Additionally, she led Sangamo’s CNS portfolio and pipeline expansion, ultimately leading to a partnership with Biogen. Dr. Riley was also responsible for AAV engineering, liver rare disease and discovery efforts in engineering antibodies. Prior to that, she was an entrepreneur in the private biotechnology sector for two different companies with roles spanning founder to vice president, head of research.

Prior to that, Dr. Riley was a staff scientist Elan Pharmaceuticals. Dr. Riley was a postdoctoral scholar at Stanford University, earned a Ph.D. in Biochemistry, Molecular Biology and Biophysics from University of Minnesota and a B.A. in Chemistry from Northwestern University.
Setareh “Star” Seyedkazemi, Pharm.D. Dr. Seyedkazemi has served as our chief development officer since January 2022. Prior to that, Dr. Seyedkazemi served as vice president, portfolio management for research and development at Pliant Therapeutics from October 2020 to December 2021, in which role she was responsible for developing, implementing and overseeing strategic program and project management excellence and ensuring the successful “end-to-end” delivery of projects and programs in research and development. From May 2018 to October 2020, Dr. Seyedkazemi served as associate vice president clinical development and from November 2016 to April 2018 as executive director clinical development at Allergan (acquired by AbbVie in May 2020). While at Allergan, Dr. Seyedkazemi served in roles of increasing responsible for clinical and global program leadership for the development of cenicriviroc for the treatment of liver fibrosis associated with nonalcoholic steatohepatitis (NASH). Dr. Seyedkazemi has more than 16 years of pharmaceutical industry experience in corporate leadership, global drug development program leadership, clinical development and operations, global and U.S. medical affairs, and program management across multiple therapeutics areas, including fibrosis, NASH, hepatitis C and HIV at Allergan, Tobira Therapeutics (acquired by Allergan in November 2016), Gilead Sciences, Johnson & Johnson and Abbott Laboratories, preceded by seven years in HIV clinical care and research. Dr. Seyedkazemi earned a B.S. in Biology from Florida Atlantic University and a Doctor of Pharmacy from Nova Southeastern University, where she also completed a HIV/Infectious Disease residency.
Kishor Peter Soparkar Mr. Soparkar has served as chief operating officer since June 2021 and our chief legal officer since October 2019. Mr. Soparkar was previously chief legal officer, corporate secretary, head of human resources and head of compliance at Counsyl, Inc. from July 2016 to September 2018, where he led support for the company’s legal and human resources needs, debt and equity financings, investor interactions, IPO preparations and acquisition by Myriad Genetics, Inc. From November 2006 to July 2016, Mr. Soparkar served in several roles, most recently as Vice President, Associate General Counsel, at Jazz Pharmaceuticals plc, where he led the legal team’s support of company operations and other business matters, including delivering on numerous debt and equity financings and four landmark transactions. Prior to Jazz Pharmaceuticals, Mr. Soparkar worked at Latham & Watkins in London and San Francisco, with a practice spanning international and domestic markets, as well as private and public transactions. He earned a J.D. from New York University School of Law and a B.A. in economics and politics from Oberlin College.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Executives
This Compensation Discussion and Analysis provides information regarding Adverum’s compensation philosophy, policies and practices, and includes information about the 2021 compensation paid or earned by those individuals who served as our Named Executive Officers, or NEOs, during the year ended December 31, 2021. These individuals were as follows:
Name	Position
Laurent Fischer	President and Chief Executive Officer
Rupert D’Souza	Chief Financial Officer
Jack Thrift(1)	Former Chief Financial Officer
Christopher DeRespino(2)	Former Chief Business Officer and Chief Financial Officer
Leone Patterson(3)	Former President and Chief Financial Officer
Thomas Leung(4)	Former Chief Financial Officer
Kishor Peter Soparkar	Chief Operating Officer and Chief Legal Officer
Brigit Riley	Chief Scientific Officer
Angela Thedinga(5)	Former Chief Technology Officer
Julie Clark(6)	Former Chief Medical Officer
(1)
Mr. Thrift served as our interim Chief Financial Officer from September 2, 2021 to December 6, 2021. He was an outside consultant and was never employed by us. Details of his compensation are disclosed in section “2021 Chief Financial Officer Transition”.

(2)	Effective August 27, 2021, Mr. DeRespino resigned from his position as our interim Chief Financial Officer and Chief Business Officer.
(3)	Effective June 24, 2021, Ms. Patterson resigned from her position as our President and Chief Financial Officer.
(4)	Effective January 28, 2021, Mr. Leung resigned from his position as our Chief Financial Officer.
(5)	Effective October 1, 2021, Ms. Thedinga resigned from her position as our Chief Technology Officer.
(6)	Effective October 22, 2021, Dr. Clark resigned from her position as our Chief Medical Officer.

Our Company
Adverum is a clinical-stage gene therapy company targeting unmet medical needs in ocular and rare diseases. We develop gene therapy product candidates intended to provide durable efficacy by inducing sustained expression of a therapeutic protein. Adverum is evaluating its novel gene therapy candidate, ADVM-022 (AAV.7m8-aflibercept), as a one-time, intravitreal injection for the treatment of patients with neovascular or wet age-related macular degeneration. ADVM-062 is a gene therapy candidate specifically designed for patients suffering from blue cone monochromacy. ADVM-062 utilizes Adverum’s propriety vector capsid, AAV.7m8.
Executive Summary
•
Our executive pay program aligns with long-term stockholder value creation. More than 90% of our CEO compensation and more than 80% of the compensation for our other Named Executive Officers is variable and at risk, tied to our stock price performance or achievement of pre-set rigorous performance targets that are important to our stockholders.

Realized compensation received by our CEO since joining Adverum in 2020 is significantly below the total compensation reported in the Summary Compensation Table. Underscoring a robust alignment of our executive compensation program with stockholders’ interests, the sign-on stock option award issued to the Chief Executive Officer in 2020 is underwater, even though the clinical trials strategy designed to ensure safety and leading to the suspected unexpected serious adverse reaction (“SUSAR”) event was put in place before he joined Adverum.

The chart below illustrates the difference between compensation actually realized by our CEO and pay reported in the Summary Compensation Table, for each of 2020 and 2021. “Realized compensation” for this purpose includes amounts paid only for salary and annual cash bonus. No options were exercised and no portion of the performance stock units granted in 2021 was earned.

2020-2021
CEO REPORTED VS. REALIZED COMPENSATION

$30.9M
~95% differential
$1.5M
REPORTED COMPENSATION
REALIZED COMPENSATION
Base Salary
Annual Cash Incentive
Long-Term Equity Incentive

Reported Compensation: Sum of (i) 2020 and 2021 base salary, (ii) amounts actually paid under the 2020 and 2021 annual cash incentive program, (iii) grant date fair value of 2020 and 2021 stock options, and (iv) grant date fair value of 2021 performance stock unit awards as reported in the Summary Compensation Table for 2020 and 2021.

Realized Compensation: Sum of (i) 2020 and 2021 base salary, (ii) amounts actually paid under the 2020 and 2021 annual cash incentive program as reported in the Summary Compensation Table for 2020 and 2021. All stock options granted in 2020 and 2021 are underwater and 2021 performance stock units have not vested with the CEO realizing zero value for these awards.

•
Our 2021 annual incentive program comprised two separate half-year performance periods to support our response to the SUSAR event that occurred in April 2021 and to incentivize progress toward our strategic priorities. Based on the combined performance results for the two performance periods during 2021, the annual incentive program paid out at 80% of target for the CEO.

•
To incentivize accelerated achievement of the clinical trial milestones and to stabilize the leadership team, following several executive leadership departures, we implemented a special equity incentive performance program. The special awards were delivered in a mix of performance stock units with vesting tied to the achievement of rigorous strategic milestones and stock options that deliver value, only if our stock price appreciates.

•
Following the 2021 say-on-pay vote, our directors conducted an extensive stockholder outreach effort. Our Chair of the Board, as well as the Chairs of our Compensation Committee and Nominating and Corporate Governance Committee, led the stockholder engagement effort. We reached out to stockholders representing over 55% of our common stock and engaged with stockholders collectively holding approximately 31% of our common stock.

•	In response to our stockholder perspectives, the Compensation Committee implemented several executive compensation program changes, including the following:
○
Enhanced transparency around the executive compensation program design and its alignment with our long-term strategy by including a full Compensation Discussion and Analysis disclosure in this year’s proxy filing.

○
Updated our peer group in the second half of 2021 to reflect changes in our market capitalization and to ensure our executive compensation opportunities are aligned with the comparable market benchmarks.

○	Introduced performance stock units into our 2021 special incentive program for executives to incentivize progress toward strategic milestones.

2021 Business and Performance Highlights
•	In July 2021, Adverum revised its ADVM-022 development plan to focus on advancing ADVM-022 for the treatment of wet AMD.
•
In October 2021, we presented two-year follow-up data from our Phase 1 OPTIC study in wet AMD patients at the Retina Society’s 54th Annual Scientific Meeting. The data presented demonstrated a greater than 80% reduction in annualized anti-VEGF injections following the 2E11 vg/eye ADVM-022 IVT injection that is expected to be validated in the Phase 2 study.

•	In December 2021, we finalized a two-dose study design for phase 2 trial of ADVM-022 in Wet AMD with intention to dose first patient in third quarter of 2022.
Fiscal performance ended December 31, 2021
•
Cash, cash equivalents and short-term investments were $305.2 million as of December 31, 2021, compared to $332.7 million as of September 30, 2021, and $429.7 million as of December 31, 2020. We expect the year-end cash position to fund operations into 2024.

Strategic Milestones
•
First Quarter of 2022: Granted Orphan Drug Designation (ODD) by the U.S. Food and Drug Administration for ADVM-062 (AAV/7m8-L-opsin), a novel gene therapy product candidate developed as a potential single IVT administration for the treatment of blue cone monochromacy by delivering a functional copy of the OPN1LW gene.

•
Second Quarter of 2022: Received requested Type C meeting feedback from the U.S. Food and Drug Administration related to our planned Phase 2 trial of ADVM-022 in wet age-related macular degeneration (wet AMD). We requested the FDA’s feedback to ensure alignment with the regulatory agency ahead of filing the Investigational New Drug (IND) amendment for the Phase 2 trial. The trial is designed to evaluate the 2 X 10^11 vg/eye dose and a new, lower 6 X 10^10 vg/eye dose of ADVM-022, along with new enhanced prophylactic steroid regimens, including local steroids and a combination of local and systemic steroids.

Clinical Trials Roadmap
•	Mid-2022 – Complete IND amendment process to enable initiation of Phase 2 trial of ADVM-022 in wet AMD
•	Third Quarter of 2022 – Plan to dose first patient in a Phase 2 trial of ADVM-022 in wet AMD
Stockholder Engagement and Our 2021 Say-On-Pay Vote Result
At our 2021 Annual Meeting, the advisory say-on-pay proposal received support of approximately 61% of votes cast compared to approximately 98% in 2020.

Following the 2021 say-on-pay vote and in response to the significant decline in stockholder support, the Compensation Committee expanded our stockholder outreach effort. We reached out to our top 17 stockholders collectively holding over 55% of our common stock and had meetings with six of these stockholders collectively representing approximately 31% of our common stock. The topics discussed with our stockholders included our corporate strategy, executive compensation program, board diversity and sustainability issues. Our Chair of the Board, Patrick Machado, our Chair of the Compensation Committee Chair, James Scopa, and our Chair of the Nominating and Governance Committee, Dawn Svoronos, led these discussions.
The perspectives we heard from our stockholders were conveyed to all members of the Board of Directors and were reviewed and considered by the relevant Board committees. Below is a summary of the feedback we received since our 2021 Annual Meeting and how we have responded:
What We Heard		Our Actions and Perspective
Executive Compensation Program Disclosure	Limited disclosure around the executive compensation program and its alignment with long-term value creation
✔ Expanded our 2022 proxy disclosure by including a full Compensation Discussion and Analysis section that contains a detailed overview of the considerations that informed the Compensation Committee’s decisions regarding our 2021 executive compensation program.

Perspective: As a Smaller Reporting Company (SRC), we are not required to prepare a full Compensation Discussion and Analysis disclosure. To enable our stockholders to meaningfully assess our compensation practices and in response to their feedback, we are nevertheless enhancing our disclosure by including a detailed narrative around the peer group selection criteria, executive compensation program philosophy and its alignment with our corporate strategy and stockholder value creation.

CEO Sign-On Equity Award	Concerns with the quantum of the 2020 sign-on equity award provided to our CEO upon joining Adverum
✔ Updated our peer group in the second half of 2021 to reflect changes in our market capitalization and to ensure our executive compensation opportunities are aligned with the comparable market benchmarks.

Perspective: Our Board of Directors and the Compensation Committee heard from our stockholders that the 2020 sign-on award to our Chief Executive Officer was deemed to be significant and took this feedback seriously.
We typically issue front-loaded equity awards to our executives to incentivize them to accept our offer and to create immediate alignment with our long-term performance and stockholders’ interests upon joining Adverum. The sign-on package for our CEO was designed to attract executive talent of Dr. Fischer’s caliber to join our company and reflected his deep and extensive experience and knowledge of our industry and the leadership he was bringing to our Company.
Stock options have no value until our stock price demonstrates meaningful appreciation, which is illustrated by the current valuation of the CEO’s 2020 option award that is significantly underwater.

Long-Term Incentive Program Structure	Limited ratio of performance incentives in the executive compensation program design	✔ Incorporated performance stock units into the special incentive program for the NEOs that was implemented in the second half of 2021.
Perspective: The value of special performance incentives issued in the second half of 2021 was delivered in a mix of 61% performance stock units with vesting tied to the achievement of the pre-set rigorous performance milestones and 39% stock options that deliver value only if our stock price appreciates.

The Compensation Committee and the Board will continue to consider stockholder feedback and the outcomes of the future say-on-pay votes when evaluating our executive compensation programs and policies and making compensation decisions for our NEOs.
Compensation Philosophy and Objectives
We believe in the importance of aligning the financial interests of our executives with those of our stockholders. A significant portion of our named executive officers’ compensation is designed to be variable and tied to the achievement of key financial and strategic performance objectives, the performance of our stock price, or both, which helps us to incentivize our executive officers to create long-term value for our stockholders.
In particular, the compensation programs have been designed to accomplish the following objectives:
•	Establish competitive compensation plans to attract, retain and motivate high performing senior leaders;
•	Emphasize a pay-for-performance culture to reward both annual and long-term Company performance while not encouraging excessive risk-taking;
•	Create long-term alignment between the senior executives and the stockholders’ interests;
•	Support our strategic initiatives and financial goals.
Compensation Decision Making Process
Role of the Compensation Committee
The Compensation Committee of our Board of Directors oversees our executive compensation program and is responsible for reviewing and approving all compensation of our executive officers, including its NEOs, authorizing stock incentive compensation, approving other incentive arrangements, and authorizing related agreements. During the fourth quarter of the year the Compensation Committee meets to begin planning for executive compensation the following year. Its activities include undertaking a preliminary assessment of the goals achievement for the current calendar year, setting our compensation peer group, reviewing current market data with respect to cash and equity compensation of our executives and establishing the performance measures which will be used to determine each executive officer’s annual cash bonus opportunities during the following year. In the first quarter of the year, the Compensation Committee meets to review and approve the achievement level of our prior year goals, sets the executive officers’ base salaries, target annual cash and equity incentive opportunities in alignment with our overall compensation philosophy.
Role of the Independent External Advisor
The Compensation Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc (formerly known as Radford) (“Aon”) to serve as its independent compensation consultant. In this role, Aon reports directly to the Compensation Committee and uses the competitive market data described below to provide the Committee with compensation ranges that are consistent with our compensation peer group. The Compensation Committee considers analysis and advice from Aon when making compensation decisions related to our Chief Executive Officer and other Named Executive Officers.
During 2021, Aon assisted the Compensation Committee as follows:
•	Analyzing and recommending the peer group;
•
Benchmarking compensation compared to peer companies and general industry data in order to assess base salary, annual incentive plan design and long-term incentive targets with that of peers and the competitive market;

•	Advising on the long-term incentive program and design;
•	Advising on the Chief Executive Officer’s compensation; and
•	Advising on director compensation.
•	Providing updates on executive compensation trends and talent retention strategies.

In compliance with the disclosure requirements of the Securities and Exchange Commission and the Nasdaq regarding the independence of compensation consultants, the Compensation Committee assessed the independence of our independent compensation consultant and determined that the engagement of Aon does not raise any conflicts of interest.
Competitive Market Pay Information
Our compensation programs are designed to be competitive with companies of comparable size and industry with whom we compete for executive talent. The Compensation Committee works with Aon each year to identify a peer group that can provide information on competitive market compensation data, including related to salary, annual incentives and long-term incentives. The Compensation Committee uses the market compensation data as one of several reference points for determining the form and amount of compensation. To determine actual compensation amounts, the Compensation Committee uses its discretion and considers other factors, in addition to the peer group and competitive market data, such as the responsibilities, performance, contributions and experience of each NEO.
The peer group for Adverum was developed using specific selection criteria to identify companies that are comparable in size, have similar business economics, and may be a potential source or destination of our executive talent. Specific criteria included:
•	U.S. based and publicly-traded;
•	industry profile;
•	market capitalization generally 0.3x to 3.0x of Adverum;
•	employee headcount;
•	geographic location; and
•	availability of publicly disclosed information.
In October 2020, the Compensation Committee approved a compensation peer group that consisted of companies working in the gene cell therapy, ophthalmology and rare diseases space. The Compensation Committee placed special emphasis on the public pre-commercial biopharma companies in mid- to late-stage clinical trials with market capitalization ranging between $500 million and $4.0 billion. This peer group was used for purposes of making compensation decisions at the start of 2021 that set the base salaries, annual and long-term incentive opportunities for our executives. This peer group consisted of the following companies:
Apellis Pharmaceuticals	MeiraGTx
AVROBIO	Oyster Point Pharma
BridgeBio Pharma	Prevail Therapeutics
Constellation Pharmaceuticals	REGENXBIO
Corbus Pharmaceuticals	Rocket Pharmaceuticals
Dicerna Pharmaceuticals	Rubius Therapeutics
Editas Medicines	Sangamo Therapeutics
Epizyme	Syros Pharmaceuticals
Fate Therapeutics	Translate Bio
Homology Medicines	UniCure
Kodiak Sciences	Voyager Therapeutics
Adverum was positioned at the 56th percentile of the revised peer group in terms of market capitalization and the 34th percentile of the revised peer group in terms of the number of employees for the prior year.
In September 2021, following the SUSAR event and considering significant changes in our capitalization and strategic priorities, the Compensation Committee reviewed the peer group criteria and peer group composition to ensure the peer group comprised companies with market capitalization comparable to Adverum’s and ranging between $100 million and $1.2 billion. The priority was given to companies in later-stage clinical trials to match Adverum’s Phase 2 trials for its lead product candidate, ADVM-022. Based on the revised criteria and the acquisition of several companies in the peer group, the Committee approved the following peer group that was used for various analysis through the rest of 2021. The same peer group was used to set executive compensation opportunities for 2022:
Aldeyra Therapeutics	Magenta Therapeutics
Applied Genetic Technologies	MeiraGTx
Assembly Biosciences	Mustang Bio
AVROBIO	Ovid Therapeutics
Calithera Biosciences	Oyster Point Pharma
Corbus Pharmaceuticals	Passage Bio
CytomX Therapeutics	RAPT Therapeutics
Epizyme	Solid Biosciences
Homology Medicine	Syros Pharmaceuticals
IVERIC bio	Voyager Therapeutics
Lineage Cell Therapeutics
Adverum was positioned at the 30th percentile of the revised peer group in terms of market capitalization and the 88th percentile of the revised peer group in terms of the number of employees for the prior year.
Risk Assessment
The Compensation Committee monitors our executive and non-executive compensation programs to ensure that our compensation policies and practices are consistent with the long-term success of Adverum and do not create risks that are reasonably likely to have a material adverse effect on us. The risk oversight includes a review of pay mix, performance metrics and design of our short-and long-term incentive programs, focusing on the programs with variability of payout, the ability of a participant to directly affect payout and controls around participant action and payout. The Compensation Committee determined that none of the compensation programs encourage or create excessive risk-taking and are reasonably unlikely to have a material adverse effect on Adverum.
Elements of Adverum’s Executive Compensation Program
During 2021, the compensation program for the Named Executive Officers, consisted of base salary, short-term incentive compensation and long-term incentive compensation. The chart below outlines each element of the executive compensation program, the objectives of each component, and key features that may be used in determining each component.
Pay Component	Form of Compensation	Purpose and Key Features
Base Salary	• A fixed payment that reflects each executive’s scope of responsibilities, skills and experience • Delivered in cash	• Provides competitive fixed annual pay to attract and retain executives • Reflects market pay rates and individual performance
Annual Cash Incentives	• Short-term, at-risk variable compensation • Delivered in cash
• Focus on the achievement of annual corporate operating plan objectives aligned with the long-term strategic objectives (100% weighting of the total annual incentive opportunity for the CEO and 75% for other NEOs)
• Incentivizes progress toward individual performance objectives tied to each NEO’s area of responsibility (25% weighting)

Equity Awards	• Long-term, at-risk compensation • Delivered in the form of stock options and performance stock units	• Aligns executives with the long-term interests of stockholders • Supports retention • Recognizes executive’s recent performance and potential future contributions

Executive officers are eligible to participate in benefit programs available to the broader employee population.
A description of each component of compensation for the Named Executive Officers in 2021 is below, including a discussion of the factors considered in determining the applicable amount payable or achievable under each component.
Determination of Executive Officer Compensation
Base Salary
Base salaries are set to attract and retain executive talent. The determination of any particular executive’s base salary considers individual performance and contribution, experience in the role, market rates of pay for comparable roles and internal equity. Each year, our Chief Executive Officer proposes base salary adjustments, if any, for all Named Executive Officers, excluding himself, based on performance, changes in responsibilities, market data and other relevant factors. His proposal is subject to review by the Compensation Committee, which may accept the recommendations or make modifications to the proposal as it deems appropriate. Adjustments to the Chief Executive Officer’s salary are initiated and approved by the Compensation Committee.
Salary increases are discretionary, and during 2021 the Chief Executive Officer recommended salary adjustments designed to align our pay program with the market pay levels for comparable executive roles. The actual base salary earned by the NEOs in 2021 is reported in the Salary column of the Summary Compensation Table.
Name of Executive Officer(1)(2)(3)	2020 Base Salary	2021 Base Salary	Percentage Increase Over 2020 Base Salary
Laurent Fischer	$600,000	$621,000	3.5%
Rupert D’Souza	—	$425,000	—
Jack Thrift	—	—	—
Christopher DeRespino	—	$400,000	—
Leone Patterson	$515,000	$533,025	3.5%
Thomas Leung	$392,000	$392,000	0.0%
Kishor Peter Soparkar	$385,000	$455,000	18.2%
Brigit Riley	—	$450,000	—
Angela Thedinga	$374,000	$400,000	7.0%
Julie Clark	$315,000	$430,000	36.5%
(1)
Dr. D’Souza, Mr. DeRespino and Dr. Riley were not employed by Adverum in 2020. Mr. Thrift provided services of an interim Chief Financial Officer as an outside consultant and was never employed by Adverum.

(2)
At the beginning of 2021, Mr. Soparkar base salary was $415,030. In June 2021, in connection with his appointment to Chief Operating Officer and in recognition of his expanded scope of responsibilities, his base salary was increased to $455,000.

(3)
Effective January 2021, in connection with her promotion to Vice President, Clinical Development, Dr. Clark’s base salary was set at $380,140. In June 2021, following Dr. Clark’s appointment to Chief Medical Officer, her base salary was increased to $430,000.

Annual Cash Incentives
Pursuant to our annual cash incentive program, our Named Executive Officers are eligible to receive performance-based cash incentives based on the achievement of certain pre-established performance objectives that include corporate and individual performance goals. The annual incentive for our Chief Executive Officer is based exclusively on the corporate metrics, without an individual performance component. For other Named Executive Officers, the corporate and individual objectives are generally assigned a 75% and 25% weighting respectively.

Each Named Executive Officer’s target bonus opportunity for 2021 was expressed as a percentage of base salary as presented below.
Name of Executive Officer (1)	2021 Target Cash Incentive (as a percentage of Base Salary)	2021 Target Cash Incentive (assuming 100% Achievement of Target)
Laurent Fischer	60%	$372,600
Rupert D’Souza	40%	$0
Jack Thrift	—	—
Christopher DeRespino	40%	$160,000
Leone Patterson	55%	$293,164
Thomas Leung	40%	$156,000
Kishor Peter Soparkar	40%	$182,000
Brigit Riley	40%	$180,000
Angela Thedinga	40%	$160,000
Julie Clark	40%	$172,000
(1)	Mr. Thrift was an outside consultant and was not eligible to participate in the 2021 annual incentive program.
In the first quarter of 2021, the Compensation Committee set 2021 performance metrics and their weightings, performance targets and stretch goals as described below. Given our focus on nonclinical trials, the annual incentive program encompassed several operational goals related to the key milestones of our gene therapy commercialization efforts. Due to the extraordinary circumstances triggered by the SUSAR event experienced in INFINITY clinical trial in April 2021, the performance goals set for the annual incentive program at the start of the year were no longer relevant to incentivize desired performance outcomes necessary to drive our clinical development strategy.
In July 2021, following adoption of a revised ADVM-022 development plan that focused exclusively on wet AMD, the Compensation Committee approved the operational and strategic milestones for the second half of the year covering the performance period from July 2021 through December 2021. The milestones aligned with our new post-SUSAR strategy to incentivize the executive team’s progress toward restoring our clinical trials process and expansion of pipeline and science supporting gene therapies. The specific milestones are proprietary and are not disclosed due to their competitive sensitivity.
Performance Goals	1st Half Performance Period Weightings	2nd Half Performance Period Weightings
Achieve clinical and regulatory milestones for ADVM-022	40%	30%
Advance CMC to ensure ADVM-022 commercial readiness	30%	30%
Expand pipeline and extend lead in science supporting gene therapy	10%	25%
Drive Employee engagement and advance operational effectiveness	10%	10%
Maintain financial strength to achieve corporate objectives	10%	5%
At the end of the year, the Compensation Committee assessed the achievement of our corporate performance goals during the first and second half of the performance period against corresponding performance goals. Based on the results achieved, the Committee recognized corporate achievement for our NEOs at 80% of target for the full year.
In evaluating the NEOs’ success against the two sets of corporate goals, the Compensation Committee considered and assessed the impact of the SUSAR event, which was an extraordinary event that could not have been foreseen by the executive team, and the subsequent voluntary attrition in the context of a challenging talent market environment among the caliber of talent needed to restore our clinical development plan. With the progress achieved in advancing our clinical development program in wet AMD, developing our broader gene therapies pipeline including a new investigational gene therapy in blue cone monochromacy, effective cost management as well as building core capabilities to transition from a single indication to an ocular gene therapy platform company the Compensation Committee determined that the NEOs demonstrated remarkable commitment and leadership navigating through the critical post-SUSAR period that set a strong foundation for rebuilding our clinical development strategy.
The combined annual incentive payouts for 2021 are reflected below.
Name of Executive Officer (1)(2)	2021 Goal Achievement	2021 Individual Performance Achievement	Total 2021 Bonus Payout (%)	Total 2021 Bonus Payout ($)
Laurent Fischer	80%	—	48%	$298,080
Rupert D’Souza	—	—	—	—
Jack Thrift	—	—	—	—
Christopher DeRespino	—	—	—	—
Leone Patterson	—	—	—	—
Thomas Leung	—	—	—	—
Kishor Peter Soparkar	80%	145%	38.5%	$175,175
Brigit Riley	80%	145%	38.5%	$173,250
Angela Thedinga	—	—	—	—
Julie Clark	—	—	—	—
(1)	Dr. D’Souza joined Adverum in December 2021 and did not participate in the 2021 annual incentive program.
(2)	Mr. Thrift was an outside consultant and was not eligible to participate in the 2021 annual incentive program.
(3)
At the time of payout, Messrs. DeRespino and Leung, Mses. Patterson and Thedinga, and Dr. Clark each had resigned their positions within Adverum and were no longer eligible for the 2021 annual incentive program.

Long-Term Incentives
The Compensation Committee uses long-term incentives to create alignment of the Named Executive Officers’ interests with those of our stockholders and to foster a culture of ownership that incentivizes our executives to deliver sustained long-term value growth. The long-term incentive awards for the Named Executive Officers are recommended by the Chief Executive Officer and approved by the Compensation Committee. The long-term incentive award for the Chief Executive Officer is initiated and approved directly by the Compensation Committee.
We offer stock options to purchase shares of our common stock as a long-term component of our compensation program. We typically grant stock options to employees when they commence employment with us and may subsequently grant additional stock options or stock unit awards at the discretion of our Compensation Committee or our Board. Our stock options allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant.
Generally, our stock options vest over a four-year period, with 25% vesting on the first anniversary of the grant date and 1/48th of the total shares per month thereafter. From time to time, equity awards may be awarded using alternate vesting schedules as set by the Compensation Committee or our Board.
2021 Long-Term Equity Incentives
In February 2021, we granted the below Named Executive Officers long-term equity awards that were delivered in the form of stock options that vest over a four-year term as described above.
Name of Executive Officer(1)(2)	2021 Stock Options (#)
Laurent Fischer	680,000
Leone Patterson	240,000
Kishor Peter Soparkar	140,000
Angela Thedinga	250,000
(1)	Ms. Patterson’s 2021 options were forfeited at the conclusion of her post resignation consulting contract and in accordance with the terms of our 2014 Equity Incentive Award Plan.
(2)	Ms. Thedinga’s 2021 options were forfeited at the conclusion of her post resignation consulting contract and in accordance with the terms of our 2014 Equity Incentive Award Plan.

Promotional and New Hire Awards
In January 2021, the Compensation Committee approved a sign-on award of 425,000 stock options for Mr. DeRespino. The stock options vest over a four-year term, as described above.
In February 2021, in recognition of Dr. Clark’s promotion to the role of Vice President, Clinical Development, the Compensation Committee approved a promotion award that was delivered in a mix of 5,625 restricted stock units that vest over a four-year period, with 25% vesting on each anniversary of the grant date, and 33,750 stock options that vest over a four-year period as described above.
In March 2021, the Compensation Committee approved an additional one-time retention award for Dr. Clark in the form of 40,500 service-based restricted stock units that vest over a three-year period, with one-third of the shares vesting on the six-month anniversary of the date of grant and two-thirds vesting on the twelve-month anniversary of the date of grant.
In May 2021, the Compensation Committee approved a sign-on award of 450,000 stock options for Dr. Riley. The stock options vest over a four-year term, as described above.
In May 2021, in recognition of Dr. Clark’s promotion to the role of Chief Medical Officer, the Compensation Committee approved an additional grant of 400,000 stock options to recognize Dr. Clark’s expanded scope of responsibilities and to align her compensation with the market pay levels for comparable roles. The options vest over a four-year term, as described above.
In November 2021, the Compensation Committee approved a sign-on award of 400,000 stock options for Dr. D’Souza. The stock options vest over a four-year term, as described above.
2021 Special Performance Incentive Awards
In August 2021, the Compensation Committee approved the grant of a special performance-based awards with a goal to support stability of the executive team and to incentivize accelerated achievement of the post-SUSAR recovery strategy.
In determining the appropriateness of granting the special awards, the Compensation Committee considered the value of the Named Executive Officers’ previously granted long-term incentive opportunities, the time-horizon of the post-SUSAR recovery efforts, the value expected to be generated for stockholders upon success of the strategy and the impact of the awards on our share pool. The awards were issued in a mix of performance stock units (“PSUs”) and stock options.
Name of Executive Officer(1)(2)	2021 Retention PSUs (#)	2021 Retention Stock Options (#)
Laurent Fischer	680,000	455,000
Kishor Peter Soparkar	220,000	160,000
Angela Thedinga	150,000	120,000
Julie Clark	120,000	—
Brigit Riley	120,000	—
(1)	Ms. Thedinga’s retention grants were forfeited following the conclusion of her post resignation consulting contract in accordance with the terms of our 2014 Equity Incentive Award Plan.
(2)	Dr. Clark’s retention awards were forfeited following her resignation in accordance with the terms of our 2014 Equity Incentive Award Plan.
The stock options were issued with a three-year vesting period. The PSUs vest in three equal installments subject to meeting the following milestones:
•
1∕3 of the shares will vest upon dosing of the first subject in a Phase 2 clinical trial of ADVM-022 in wet age-related macular degeneration, which dosing occurs on or prior to the third anniversary of the date of grant;

•
1∕3 of the shares will vest upon dosing of the first subject in a potentially registrational clinical trial of ADVM-022 or another product candidate owned or being developed by Adverum in wet age-related macular degeneration or another indication determined by the Compensation Committee to represent a significant unmet medical need, which dosing or other indication occurs on or prior to the third anniversary of the date of grant; and

•
1∕3 of the shares will vest upon consummation of a strategic corporate transaction, not constituting a change in control, that is determined by the Compensation Committee to be transformative for Adverum, which consummation occurs prior on or prior to the third anniversary of the date of grant, in each case contingent upon certification by the Compensation Committee of the achievement of such milestone and subject to the executive’s continued service on each such vesting date. Non-exclusive examples of a strategic corporate transaction are (i) a collaboration with another company for the development and commercialization of a major asset, (ii) a substantial royalty-based or other structured financing, and (iii) the acquisition or in-license of a significant asset for development and commercialization.

However, the vesting milestones provide for an earlier distribution in the case of early achievement of certain goals. Specifically, if the vesting milestone for any tranche is achieved (a) within twelve (12) months after the date of grant, 50% of that tranche will vest on the date of certification and the other 50% will vest on the first anniversary of such date; or (b) more than twelve (12) but less than twenty-four (24) months after the date of grant, 50% of that tranche will vest on the date of certification and the other 50% will vest on the six (6)-month anniversary of such date. In either case, the second 50% tranche shall be deemed “Second Tranche PSUs.”
•
Change in Control: Upon a Change in Control, the performance vesting conditions will no longer be applicable, and all unvested PSUs will automatically convert into time-based PSUs that vest on the first anniversary of the Change in Control, subject to Participant’s continued service through such date. Notwithstanding the foregoing, if Participant’s service is terminated prior to such anniversary in a Covered Termination giving rise to equity award acceleration under Participant’s Change in Control and Severance Agreement (the “CIC Agreement”), all unvested PSUs will accelerate upon such termination. “Covered Termination” shall have the meaning set forth in the CIC Agreement.

•
Non-CIC-related termination of service: If Participant’s service is terminated in a manner that is a Covered Termination but that does not give rise to equity award acceleration under Participant’s CIC Agreement, any then-unvested PSUs will be forfeited, provided that (i) any unvested Second Tranche PSUs shall vest as of the date of termination; and (ii) any other unvested PSUs will remain outstanding for ninety (90) days following such termination, and any PSU vesting milestone achieved and certified during such 90-day period shall be deemed to have been achieved at time of termination. If Participant’s service is terminated in a manner that is not a Covered Termination, all unvested PSUs shall be forfeited as of the date of such termination.

As of April 13, 2022, no portion of the PSUs had vested.
2021 Chief Financial Officer Transition
In February 2019, Mr. Leung was appointed to Chief Financial Officer. In connection with his appointment, we entered into an employment offer letter with Mr. Leung. Mr. Leung would receive the following compensation: (a) an annual base salary of $370,000; (b) an annual bonus, with a target amount of 40% of his base salary; and (c) an option to purchase 450,000 shares of Adverum common stock with an exercise price per share equal to the closing price of the common stock on the date of grant, which shall vest as to 25% of the shares on the first anniversary of Mr. Leung’s hire date and 1/48th of the total shares per month thereafter. In January 2021, Mr. Leung resigned as an officer of Adverum.
In January 2021, in addition to her role as President, Ms. Patterson began serving as our Chief Financial Officer. Effective June 24, 2021, Ms. Patterson resigned from her positions with Adverum. Details of her compensation are disclosed in section “Employment and Executive Severance Arrangements with Named Executive Officers.”

In June 2021, in addition to his role as Chief Business Officer, Mr. DeRespino began serving as our interim Chief Financial Officer. Effective August 2021, Mr. DeRespino resigned from his positions with Adverum. Details of his compensation are disclosed in section “Employment and Executive Severance Arrangements with Named Executive Officers.”
In September 2021, Mr. Thrift was appointed to interim Chief Financial Officer. Mr. Thrift was an outside consultant and was never employed by Adverum. In December 2021, in connection with the appointment of Dr. D’Souza to Chief Financial Officer, Mr. Thrift’s service to Adverum ceased. Details of his compensation are disclosed in section “Employment and Executive Severance Arrangements with Named Executive Officers.”
In December 2021, Dr. D’Souza was appointed to Chief Financial Officer. In connection with his appointment, we entered into an employment offer letter with Dr. D’Souza, which provides that Dr. D’Souza will receive the following compensation: (a) an annual base salary of $425,000; (b) an annual bonus, with a target amount of 40% of his base salary; and (c) an option to purchase 400,000 shares of Adverum common stock.
Employment and Executive Severance Arrangements with Named Executive Officers
Employment Arrangements
Laurent Fischer, M.D.
In connection with Dr. Fischer’s appointment as our Chief Executive Officer and a member of the Board in June 2020, we entered into an offer letter with Dr. Fischer. The offer letter sets forth an annual base salary of $600,000 and eligibility to earn an annual performance bonus with a target bonus at 60% of his base salary (prorated for 2020). Pursuant to the offer letter, we granted Dr. Fischer stock options to purchase 1,200,000 shares of common stock, vests with respect to 1∕4 of the shares annually over a four-year period.
Rupert D’Souza, Ph.D.
In connection with Dr. D’Souza’s appointment to Chief Financial Officer in December 2021, we entered into an employment offer letter with Dr. D’Souza providing for the following compensation: (a) an annual base salary of $425,000; (b) an annual bonus, with a target amount of 40% of his base salary; and (c) stock options to purchase 400,000 shares of Adverum common stock, which vests as to 25% of the shares on the first anniversary of Dr. D’Souza’s hire date and 1/48th of the total shares per month thereafter.
Leone Patterson
In June 2020, we entered into an amended and restated employment offer letter with Ms. Patterson in her role as President pursuant to which, among other things, Ms. Patterson continued to earn an annual base salary of $515,000 and was eligible to earn an annual performance bonus with a target bonus amount equal to 55% of her base salary.
In January 2021, in addition to her role as President, Ms. Patterson began serving as our Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer. In June 2021, Ms. Patterson resigned as an officer of Adverum. See “Executive Severance Arrangements—Former Executive Officers” below.
Christopher DeRespino
In connection with Mr. DeRespino’s appointment to Chief Business Officer in February 2021, we entered into an employment offer letter with Mr. DeRespino providing for the following compensation: (a) a one-time sign-on bonus of $100,000; (b) an annual base salary of $400,000; (c) an annual bonus, with a target amount of 40% of his base salary; and (d) an option to purchase 425,000 shares of Adverum common stock, which vests as to 25% of the shares on the first anniversary of Mr. DeRespino’s hire date and 1/48th of the total shares per month thereafter.
In June 2021, Mr. DeRespino was appointed to interim Chief Financial Officer. In August 2021, Mr. DeRespino resigned from Adverum. See “Executive Severance Arrangements—Former Executive Officers” below.
Jack Thrift
In July 2021, we entered into a consulting agreement with Danforth Advisors pursuant to which Danforth Advisors provided us with consulting services. Pursuant to the consulting agreement, Jack Thrift served as our interim Chief Financial Officer from September 2, 2021 to December 6, 2021. In 2021 we paid Danforth Advisors $85,414 for consulting services under the consulting agreement, including for the services of Mr. Thrift.
Thomas Leung
In connection with Mr. Leung’s appointment to Chief Financial Officer in February 2019, we entered into an employment offer letter with Mr. Leung providing for the following compensation: (a) an annual base salary of $370,000; (b) an annual bonus, with a target amount of 40% of his base salary; and (c) an option to purchase 450,000 shares of Adverum common stock, which provided for vesting as to 25% of the shares on the first anniversary of Mr. Leung’s hire date and 1/48th of the total shares per month thereafter. In January 2021, Mr. Leung resigned as an officer of Adverum. See “Executive Severance Arrangements—Former Executive Officers” below.
Kishor Peter Soparkar
In connection with Mr. Soparkar’s appointment to Chief Legal Officer in October 2019, we entered into an employment offer letter with Mr. Soparkar providing for the following compensation: (a) an annual base salary of $375,000; (b) an annual bonus, with a target amount of 40% of his base salary; and (c) an option to purchase 400,000 shares of Adverum common stock, which vests as to 25% of the shares on the first anniversary of Mr. Soparkar’s hire date and 1/48th of the total shares per month thereafter.
Brigit Riley, Ph.D.
In connection with Dr. Riley’s appointment to Chief Scientific Officer in May 2021, we entered into an employment offer letter with Dr. Riley providing for the following compensation: (a) an annual base salary of $450,000; (b) an annual bonus, with a target amount of 40% of her base salary; and (c) an option to purchase 450,000 shares of Adverum common stock, which vests as to 25% of the shares on the first anniversary of Dr. Riley’s hire date and 1/48th of the total shares per month thereafter.
Julie Clark, M.D.
In April 2020, in connection with Dr. Clark’s appointment to Executive Medical Director, we entered into an employment agreement with Dr. Clark providing for the following compensation: (a) a base salary of $315,000; (b) an annual bonus, with a target amount of 25% of her base salary; and (c) an option to purchase 60,000 shares of Adverum common stock, provided for vesting as to 25% of the shares on the first anniversary of Dr. Clark’s hire date and 1/48th of the total shares per month thereafter.
In June 2021, Dr. Clark was promoted to Chief Medical Officer. In connection with this promotion, Dr. Clark was provided with (a) an increase in base salary to $430,000, (b) an increase in her target bonus percentage for 2021 to 40% of her base salary and (c) an option to purchase up to 400,000 shares of Adverum common stock, provided for vesting as to 25% of the shares on the first anniversary of Dr. Clark’s grant date and 1/48th of the total shares per month thereafter. In October 2021, Dr. Clark resigned from Adverum. See “Executive Severance Arrangements—Former Executive Officers” below.
Angela Thedinga
In July 2019, in connection with Ms. Thedinga’s appointment to Vice President, Program Management/Strategy, effective August 1, 2019, we entered into an employment agreement with Ms. Thedinga providing for: (a) a one-time sign-on bonus of $100,000; (b) a base salary of $340,000; (c) a target bonus for 2019 at 30% of her base salary; and (d) an option to purchase up to 100,000 shares of our common stock, which provided for vesting as to 25% of the shares one year after the grant date and monthly thereafter over the next three years.
In February 2020, Ms. Thedinga was promoted to Chief Technology Officer. In connection with this promotion, Ms. Thedinga was provided with (a) bonus of $51,000, (b) an increase in base salary to $374,000, (c) an increase in her target bonus percentage for 2020 from 30% to 40% of her base salary and (d) an option to purchase up to 150,000 shares of our common stock, which provided for vesting as to 25% of the shares one year after the date of grant and monthly thereafter over the next three years. In October 2021, Ms. Thedinga resigned from Adverum. See “Executive Severance Arrangements—Former Executive Officers” below.

Executive Severance Arrangements – Current Executive Officers
Our NEOs that are current executive officers are eligible to receive severance payments and benefits pursuant to change in control and severance agreements each entered into with us.
For purposes of the change in control and severance agreements, “Cause” is determined in the sole discretion of the Board and means misconduct, including: (i) the executive’s commission or the attempted commission of or participation in any crime involving fraud, dishonesty or moral turpitude that results in (or might have reasonably resulted in) material harm to our business; (ii) intentional and material damage to our property and/or misappropriation of our funds; (iii) conduct that constitutes gross insubordination, incompetence or habitual neglect of duties that results in (or might have reasonably resulted in) material harm to our business that has not been cured within 30 days after written notice from the executive’s immediate supervisor or in the case of the chief executive officer, from the Board; or (iv) material breach of the Proprietary Information Agreement executed by the executive.
For purposes of the change in control and severance agreements, “Constructive Termination” means any of the following actions taken without Cause by us or a successor corporation or entity without the executive’s consent: (i) substantial reduction of the executive’s rate of compensation; (ii) material reduction in the executive’s duties, provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” unless the executive’s new duties are substantially reduced from the prior duties; (iii) failure or refusal of a successor to Adverum to assume our obligations under the agreement in the event of a change in control; (iv) relocation of the executive’s principal place of employment or service to a place greater than 50 miles from the executive’s then current principal place of employment or service; (v) the requirement to increase the amount of time per week that the executive provides services to us or (vi) the requirement that the participant cease other employment or consulting engagements, unless such employment and/or consulting engagement results in a conflict with our business.
Laurent Fischer, M.D.
Pursuant to his change in control and severance agreement, in the event of a termination of employment by us without Cause or a Constructive Termination more than three months prior to a change in control or more than 12 months after a change in control, Dr. Fischer will be entitled to (i) 12 months of base salary and (ii) up to 12 months of continued healthcare coverage. In the event of a termination without Cause or a Constructive Termination, in each case, within the period commencing three months prior to a change in control and ending twelve months following a change in control, he will be entitled to (i) an amount equal to the sum of 24 months of base salary and two times Dr. Fischer’s target annual bonus for the year in which the termination occurs, payable in a lump sum, (ii) up to 24 months of continued healthcare coverage and (iii) the accelerated vesting of all of his outstanding equity awards. The payments and benefits described above are conditioned upon such executive executing and not revoking a release of claims against us and are subject to reduction in the event that such a reduction would result in a better after-tax outcome for Dr. Fischer.
Rupert D’Souza, Ph.D., Brigit Riley, Ph.D., and Kishor Peter Soparkar
Pursuant to their respective change in control and severance agreements, in the event of a termination of employment by us without Cause or Constructive Termination more than three months prior to a change in control or more than twelve months after a change in control, Drs. D’Souza, Riley and Mr. Soparkar will be entitled to (i) nine months of base salary and (i) up to nine months of continued healthcare coverage.
In the event Drs. D’Souza, Riley or Mr. Soparkar are terminated by us without Cause or experiences a Constructive Termination, in each case, within the period commencing three months prior to a change in control and ending on the first anniversary of the change in control, then he or she will be entitled to (i) an amount equal to the sum of 12 months of base salary and the executive’s target annual bonus for the year in which the termination occurs, payable in a lump sum, (ii) up to 12 months of continued healthcare coverage, and (iii) the accelerated vesting of all outstanding equity awards. The payments and benefits described above are conditioned upon such NEO executing and not revoking a release of claims against us.

Executive Severance Arrangements – Former Executive Officers
Leone Patterson
In June 2021, Ms. Patterson resigned as an officer of Adverum. To ensure a smooth transition, we entered into a consulting agreement with Ms. Patterson for a term of three months, during which time Ms. Patterson’s outstanding stock options to purchase Adverum common stock and restricted stock units continued to vest. Pursuant to the consulting agreement, the post-termination exercise period applicable to Ms. Patterson’s stock options was extended to six months from the termination date of the consulting agreement.
Thomas Leung
In January 2021, Mr. Leung resigned as an officer of Adverum. In February 2021, we entered into a separation and general release of claims with Mr. Leung pursuant to which Mr. Leung received a payment for his 2020 bonus in the amount of $198,000, separation benefits under his change in control and severance agreement, which included a cash payment of $294,000, representing nine months of his base salary, and $8,320 of COBRA premiums. To ensure a smooth transition, we entered into a consulting agreement with Mr. Leung pursuant to which he would provide consulting services to us for a period of one month, during which time Mr. Leung’s outstanding stock options to purchase Adverum common stock continued to vest.
Angela Thedinga
In October 2021, Ms. Thedinga resigned from Adverum. In October 2021, we entered into a separation and general release of claims with Ms. Thedinga pursuant to which Ms. Thedinga’s last date of employment was October 1, 2021. To ensure a smooth transition, we entered into a consulting agreement with Ms. Thedinga pursuant to which she provided consulting services to us for a period of three months for consideration of $33,333 per month, and her equity awards with Adverum continued to vest during this period.
Christopher DeRespino, Jack Thrift, and Julie Clark, M.D.
None of Mr. DeRespino, Thrift and Ms. Clark received severance benefits in connection with their respective departures from Adverum.
Other Benefits
The general employment benefits provided to the NEOs are generally the same as those provided to other nonunion, salaried employees and include medical, dental, basic life insurance, short and long-term disability insurance, and a tax-qualified 401(k) plan.
Employee 401(k) Plan
U.S. full-time employees qualify for participation in our 401(k) plan, which is intended to qualify as a tax-qualified defined contribution plan under the Internal Revenue Code.
Pension Benefits
Other than with respect to our 401(k) plan, our U.S. employees, including our Named Executive Officers, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
Nonqualified Deferred Compensation
During 2021, our U.S. employees, including our Named Executive Officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.
Limited Trading Windows; No Hedging or Pledging Transactions
Generally, executive officers and directors can trade Adverum’s stock only when they do not have any material nonpublic information and there is not a trading blackout in place. In addition, executive officers are prohibited from engaging in hedging and pledging transactions.

Tax and Accounting Considerations
Under ASC 718, we are required to estimate and record an expense for each award of equity compensation (including stock options, RSUs and PSUs) over the vesting period of the award. As long as stock options, RSUs and PSUs remain components of our long-term compensation program, we expect to record stock-based compensation expense on an ongoing basis according to ASC 718. Compensation expense relating to awards subject to performance conditions is recognized if it is probable that the performance goals will be achieved. The probability of achievement of such goals is assessed on a quarterly basis. The Compensation Committee has considered, and may in the future consider, the accounting implications of the granting of stock option grants, restricted stock units and/or performance stock unit awards.
Under Section 162(m) of the Internal Revenue Code (Section 162(m)), compensation paid to each of the company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the NEOs in a manner consistent with the goals of the company’s executive compensation program and the best interests of the company and its stockholders, which may include providing for compensation that is not deductible by the company due to the deduction limit under Section 162(m).
Compensation Committee Report1
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2021.
Patrick Machado
James Scopa
Reed V. Tuckson
(1)
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Adverum under the Securities Act or the Exchange Act, other than Adverum’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table sets forth total compensation earned by our NEOs for the years ended December 31, 2021, 2020 and 2019.
Name And Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Laurent Fischer(8) President and Chief Executive Officer	2021	621,000	—	562,134	7,513,275	298,080	2,000(5)	8,996,489
	2020	327,308	—	—	20,703,000	267,300	1,000	21,298,608
Rupert D’Souza(9) Chief Financial Officer	2021	30,587	—	—	526,280	—	—	556,867
Leone Patterson(10) Former President and Chief Financial Officer	2021	262,536	—	—	2,605,404	—	15,500(5)(6)	2,883,440
	2020	515,000	—	—	3,403,410	382,387	17,167	4,317,964
	2019	515,000	—	—	1,956,320	339,900	19,098	2,830,318
Christopher DeRespino(11) Former Chief Business Officer and Interim Chief Financial Officer	2021	211,724	100,000	—	3,990,495	—	7,889(5)	4,310,108
Jack Thrift(12) Former Interim Chief Financial Officer	2021	—	—	—	—	—	65,231(6)	65,231
Thomas Leung(13) Former Chief Financial Officer	2021	38,652	—	—	156,029	—	305,876(5)(6)(7)	500,557
	2020	392,000	—	—	1,361,364	198,000	1,307	1,952,671
	2019	253,782	—	—	2,064,105	117,508	—	2,435,395
Kishor Peter Soparkar(14) Chief Operating Officer and Chief Legal Officer	2021	435,772	—	181,868	1,667,712	175,175	11,600(5)	2,472,127
Brigit Riley(15) Chief Scientific Officer	2021	262,500	—	99,200	1,222,155	173,250	192,900(5)(6)	1,950,005
Julie Clark(16) Former Chief Medical Officer	2021	405,220	—	574,130	1,418,109	—	7,847(5)	2,405,306
Angela Thedinga(17) Former Chief Technology Officer	2021	301,538	—	124,000	2,703,170	—	79,344(5)(6)	3,208,052
	2020	369,325	—	—	1,602,900	196,350	12,280	2,180,855
	2019	141,667	100,000	—	889,420	51,307	—	1,182,394
(1)
Amounts represent a discretionary bonus, as described above under “Compensation Discussion and Analysis—Employment and Executive Severance Arrangements with Named Executive Officers—Employment Arrangements.”

(2)
Amounts reflect the aggregate grant date fair value of performance stock awards (and for Ms. Clark also restricted stock unit award) granted during 2021, as calculated in accordance with ASC Topic 718, assuming the probable outcome of the performance conditions. The grant date fair value of the performance stock awards assuming the highest level of performance were as follows: for Dr. Fischer, $1,686,400; for Mr. Soparkar, $545,600; for Dr. Riley, $297,600; for Dr. Clark, $297,600 (assuming probable outcome was $99,200); and for Ms. Thedinga, $372,000. The grant date fair value of the restricted stock awards to Dr. Clark was $474,930.

(3)
Amounts reflect the aggregate grant date fair value as calculated in accordance with ASC Topic 718. For options to purchase shares of our common stock granted during 2021, see Note 8 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 29, 2022, information regarding assumptions underlying the value of equity awards. These amounts do not correspond to the actual value that the NEOs will recognize.

(4)
Amounts represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain corporate and individual performance objectives during 2021, 2020 and 2019. Please see the descriptions of the annual performance bonuses in the section above titled “Compensation Discussion and Analysis—Determination of Executive Officer Compensation—Annual Cash Incentives.”

(5)	Except as noted in Footnotes 6 and 7, amounts represent matching contributions under our 401(k) plan.
(6)
Amounts include consulting fees pursuant to consulting agreements. Consulting fees were as follows: $5,000 for Ms. Patterson, $65,231 for Mr. Thrift, $2,250 for Mr. Leung, $191,400 for Dr. Riley, and $67,744 for Ms. Thedinga.

(7)	Includes $294,000 of severance benefit payments and $8,320 of COBRA premiums.
(8)	Dr. Fischer joined us in June 2020.
(9)	Dr. D’Souza joined us in December 2021.
(10)
Ms. Patterson served as our Chief Executive Officer from October 2018 through June 2020, as our President from December 2019 to June 2021, and as our Chief Financial Officer from January to April 2019 and from January 2021 through June 2021. Ms. Patterson left Adverum in June 2021. Ms. Patterson’s stock options continued to vest during her consulting period and the post-termination exercise period of her outstanding stock options were extended. The amount reported in the “Option Awards” column for Ms. Patterson reflects $246,300 of incremental fair value resulting from these modifications.
(11)
Mr. DeRespino served as our interim Chief Financial Officer from June 2021 through August 2021. The amount reported in the “Bonus” column for Mr. DeRespino reflects his sign-on bonus, which he repaid in full upon his resignation.

(12)	Mr. Thrift served as our interim Chief Financial Officer from September 2021 through December 2021.
(13)
Mr. Leung resigned as our Chief Financial Officer in January 2021. Mr. Leung’s stock options continued to vest during his consulting period and the post-termination exercise period of his outstanding stock options were effectively extended. The amount reported in the “Option Awards” column for Mr. Leung reflects $156,029 of incremental fair value resulting from these modifications.

(14)	Mr. Soparkar was not a named executive officer in 2019 or 2020.
(15)	Dr. Riley joined Adverum in June 2021.
(16)	Dr. Clark served as our Chief Medical Officer from June 2021 through October 2021.
(17)
Ms. Thedinga served as our Chief Technology Officer from February 2020 through October 2021. Ms. Thedinga’s stock options continued to vest during her consulting period and the post-termination exercise period of her outstanding stock options were effectively extended. The amount reported in the “Option Awards” column for Ms. Thedinga reflects $27,094 of incremental fair value resulting from these modifications.

Please see “Compensation Discussion and Analysis” above for a description of the establishment of the compensation for our NEOs in 2021.
Grants of Plan-Based Awards in 2021
The following table shows for the year ended December 31, 2021, certain information regarding grants of plan- based awards to our NEOs.
				Estimated Potential Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Approval Date	Grant Date	Target ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Laurent Fischer	PSU	8/6/21	8/6/21	—	113,334	113,334	680,000	—	—	—	562,134
	Option	8/6/21	8/6/21	—	—	—	—	—	455,000	2.48	829,147
	Option	2/16/21	2/16/21	—	—	—	—	—	680,000	13.44	6,684,128
	Cash Incentive Bonus	—	—	372,600	—	—	—	—	—	—	—
Rupert D’Souza	Option	11/12/21	12/6/21	—	—	—	—	—	400,000	1.77	526,280
Leone Patterson	Option	2/16/21	2/16/21	—	—	—	—	—	240,000	13.44	2,359,104
	Modified Option	6/24/21	6/24/21	—	—	—	—	—	1,159,699	3.74	246,300
Christopher DeRespino	Option	1/31/21	2/18/21	—	—	—	—	—	425,000	12.84	3,990,495
Jack Thrift	—	—	—	—	—	—	—	—	—	—	—
Thomas Leung	Modified Option	2/2/21	2/2/21	—	—	—	—	—	236,250	—	156,029
Kishor Peter Soparkar	PSU	8/6/21	8/6/21	—	36,667	36,667	220,000	—	—	—	181,868
	Option	8/6/21	8/6/21	—	—	—	—	—	160,000	2.48	291,568
	Option	2/16/21	2/16/21	—	—	—	—	—	140,000	13.44	1,376,144
	Cash Incentive Bonus	—	—	182,000	—	—	—	—	—	—	—
Brigit Riley	PSU	8/6/21	8/6/21	—	20,000	20,000	120,000	—	—	—	99,200
	Option	5/20/21	6/1/21	450,000	3.51	1,222,155
	Cash Incentive Bonus	—	—	180,000	—	—	—	—	—	—	—

				Estimated Potential Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Approval Date	Grant Date	Target ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Julie Clark	PSU	8/6/21	8/6/21	—	20,000	20,000	120,000	—	—	—	99,200
	Option	5/27/21	6/1/21	—	—	—	—	—	400,000	3.51	1,086,360
	RSU	3/31/21	3/31/21	—	—	—	—	40,500	—	—	399,330
	RSU	2/16/21	2/16/21	—	—	—	—	5,625	—	—	75,600
	Option
	Option	2/16/21	2/16/21	—	—	—	—	—	33,750	13.44	331,749
Angela Thedinga	PSU	8/6/21	8/6/21	—	25,000	25,000	150,000	—	—	—	124,000
	Option	8/6/21	8/6/21	—	—	—	—	—	120,000	2.48	218,676
	Option	2/16/21	2/16/21	—	—	—	—	—	250,000	13.44	2,457,400
	Modified Option	10/1/21	10/1/21	—	—	—	—	—	163,956	2.18	27,094
(1)	Our cash incentive program for the year ended December 31, 2021 had no thresholds or maximums.
(2)
Represents the potential numbers of performance-based units that may be earned based on the achievement of certain milestone spanning 2021 through 2023. For further discussion of the performance-based awards granted in 2021, see the section above titled “Compensation Discussion and Analysis—Determination of Executive Officer Compensation—2021 Special Performance Incentive Awards.”

Outstanding Equity Awards at 2021 Year End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2021.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Numbers of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Laurent Fischer	50,555(2)	404,445(2)	$2.48	8/05/31	—	—	—	—
	—	—	—	8/05/21	—	—	226,667(18)	562,132
	—	680,000(3)	$13.44	2/16/31	—	—	—	—
	450,000(4)	750,000(4)	$23.70	6/14/30	—	—	—	—
Rupert D’Souza	—	400,000(5)	$1.77	12/05/31	—	—	—	—
Leone Patterson	118,750(6)	—	15.75	2/19/30	—	—	—	—
	516,666(7)	—	3.50	2/13/29	—	—	—	—
	109,375(8)	—	4.70	10/17/28	—	—	—	—
	143,333(9)	—	6.40	2/14/28	—	—	—	—
	116,000(10)	—	2.70	2/08/27	—	—	—	—
	155,576(11)	—	3.44	6/15/26	—	—	—	—
Christopher DeRespino	—	—	—	—	—	—	—	—
Jack Thrift	—	—	—	—	—	—	—	—
Thomas Leung	—	—	—	—	—	—	—	—

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Numbers of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Kishor Peter Soparkar	17,777(2)	142,223(2)	$2.48	8/05/31	—	—	—	—
	—	—	—	8/05/31	—	—	73,334(18)	181,868
	—	140,000(3)	$13.44	2/15/31	—	—	—	—
	18,677(12)	22,073(12)	$15.75	2/19/30	—	—	—	—
	216,666(13)	183,334(13)	$6.88	10/29/29	—	—	—	—
Brigit Riley	—	—	—	8/05/31	—	—	—	—
	—	—	—	8/05/31	—	—	40,000(18)	99,200
	—	450,000(14)	$3.51	5/31/31	—	—	—	—
	40,000(15)	—	$10.34	9/27/30	—	—	—	—
Julie Clark					—	—	—	—
Angela Thedinga	13,332(2)	—	2.48	8/05/31	—	—	—	—
	68,750(16)	—	14.85	2/20/30	—	—	—	—
	58,333(17)	—	12.77	7/31/29	—	—	—	—
(1)	Represents the product of the number of unvested RSUs and $1.76, the closing price of our common stock on the Nasdaq Global Market on December 31, 2021.
(2)	This stock option vests monthly over a period of 3 years, subject to continuous service through each such vesting date.
(3)
This stock option vested with respect to 25% of the underlying shares of our common stock on February 16, 2022, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(4)
This stock option vested with respect to 25% of the underlying shares of our common stock on June 15, 2021, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(5)
This stock option vests with respect to 25% of the underlying shares of our common stock on December 5, 2022, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(6)
This stock option vested with respect to 25% of the underlying shares of our common stock on February 20, 2021, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(7)
This stock option vested with respect to 25% of the underlying shares of our common stock on February 14, 2020, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(8)
This stock option vested with respect to 25% of the underlying shares of our common stock on October 18, 2019, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(9)
This stock option vested with respect to 25% of the underlying shares of our common stock on February 15, 2019, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(10)
This stock option vested with respect to 25% of the underlying shares of our common stock on February 9, 2018, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(11)
This stock option vested with respect to 25% of the underlying shares of our common stock on June 15, 2017, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(12)
This stock option vested with respect to 25% of the underlying shares of our common stock on February 20, 2021, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(13)
This stock option vested with respect to 25% of the underlying shares of our common stock on October 30, 2020, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(14)
This stock option vests with respect to 25% of the underlying shares of our common stock on June 1, 2022, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(15)
This stock option vested with respect 1/12th of the shares on the October 28, 2020 and 1/12th of the shares vesting monthly thereafter for the next 11 months such that the entire option would be vested in a one year. On June 1, 2021 the unvested options were accelerated such that it was be fully vested on her first day of employment.

(16)
This stock option vested with respect to 25% of the underlying shares of our common stock on February 21, 2021, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(17)
This stock option vested with respect to 25% of the underlying shares of our common stock on August 1, 2020, and 1/48 vesting monthly thereafter for three years, subject to continuous service through each such vesting date.

(18)
Represents shares unearned relative to performance-based units. The performance-based units will vest in full on the anniversary of the achievement subject to the recipient’s continued service. For further discussion of the performance-based units, see the section above titled “Compensation Discussion and Analysis—Determination of Executive Officer Compensation—2021 Special Performance Incentive Awards.”

Option Exercises and Stock Vested in 2021
The following table shows for the year ended December 31, 2021, certain information regarding stock vested for the NEOs. None of our NEOs exercised options during the year ended December 31, 2021.
Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laurent Fischer	—	—
Rupert D’Souza	—	—
Leone Patterson	20,000	$284,800
Christopher DeRespino	—	—
Jack Thrift	—	—
Thomas Leung	—	—
Kishor Peter Soparkar	—	—
Brigit Riley	—	—
Julie Clark	13,499	$29,293
Angela Thedinga	—	—
(1)	The value realized on vesting is based on the number of shares of our common stock underlying the RSU awards that vested multiplied by the closing market price of our common stock on the vesting date.
Potential Payments upon Termination or Change of Control
Each of our NEOs is eligible for severance benefits pursuant to their employee offer letters, as further described above under “Executive Compensation—Compensation Discussion & Analysis—Executive Severance Arrangements—Current Executive Officers” and “Executive Compensation—Compensation Discussion and Analysis—Executive Severance Arrangements—Former Executive Officers.” In addition, each of our NEOs hold equity awards that are subject to the terms of the equity incentive plan and award agreement thereunder under which such awards were granted. The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs serving as of the end of the year ending December 31, 2021.The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on the last business day of the year ending December 31, 2021 using the closing market price of our common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits. Each of Ms. Patterson, Mr. DeRespino, Mr. Thrift, Mr. Leung and Ms. Clark and Ms. Thedinga are not listed in the table as they were no longer at Adverum as of December 31, 2021, and therefore were not entitled to any severance benefits as a result of a change in control or termination of service as of December 31, 2021. For information regarding the actual terms of separation for Ms. Patterson, Mr. DeRespino, Mr. Thrift, Mr. Leung and Ms. Clark and Ms. Thedinga, please see “Executive Compensation—Compensation Discussion and Analysis—Executive Severance Arrangements—Former Executive Officers.”
	Covered Termination During a Change in Control Period(1)				Covered Termination Other Than During a Change in Control Period(1)
Name	Cash Severance ($)(2)	COBRA Premium Payment/ Reimbursement ($)(3)	Equity Acceleration ($)(4)	Total ($)	Cash Severance ($)(5)	COBRA Premium Payment/ Reimbursement ($)(6)	Total ($)
Laurent Fischer	1,987,200	22,811	1,196,800	3,206,811	621,000	11,406	632,406
Rupert D’Souza	425,000	—(7)	—	425,000	318,750	—	318,750
Kishor Peter Soparkar	455,000	16,002	387,200	858,202	341,250	12,001	353,251
Brigit Riley	450,000	16,002	211,200	677,202	337,500	12,001	349,501

(1)	“Change of Control Period” is defined as the period beginning three months prior to and ending twelve months after a Change in Control (as defined in the Change in Control and Severance Agreements).
(2)
Represents, (i) in the case of Dr Fischer, a lump sum equal to 24 months base salary and two times his target bonus, and (ii) in the cases of the other named executive officers, a lump sum equal to 12 months base salary.

(3)	Represents, (i) in the case of Dr Fischer, 24 months of COBRA premiums, and (ii) in the cases of the other named executive officers other than Dr. D’Souza, 12 months of COBRA premiums.
(4)
Represents accelerated vesting of 100% of outstanding equity awards held by the named executive officer. Per SEC rules, the value of accelerated stock options is the aggregate spread between $1.76, the closing price of our common stock on December 31, 2021, and the exercise prices of the accelerated stock options, if less than $1.76, and the value of accelerated RSU awards is calculated by multiplying the number of shares subject to acceleration by $1.76, the closing price of our common stock on the Nasdaq Global Market on December 31, 2021. No value is attributable to the accelerated stock options as the exercise price of the options was above the closing price of our common stock on December 31, 2021.

(5)	Represents, (i) in the case of Dr. Fischer, 12 months of base salary continuation, and (ii) in the cases of the other named executive officers, nine months of base salary continuation.
(6)	Represents, (i) in the case of Dr. Fischer, 12 months of COBRA premiums, and (ii) in the cases of the other named executive officers, nine months of COBRA premiums.
(7)	Dr. D’Souza was not yet eligible for our benefit plans as of December 31, 2021, and so no COBRA premiums would have been due to him pursuant to his change in control and severance agreement.
Pay Ratio Disclosure
We believe that we provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives and other benefits. In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd Frank Act, we determined the ratio of: (a) the annual total compensation of our Chief Executive Officer; to (b) the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (CEO Pay Ratio).
To determine the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, we used the following methodology:
To identify our employee population, we used tax and payroll records to determine all full-time and part-time employees, excluding our Chief Executive Officer, who were employed as of December 31, 2021.
To identify the median employee with respect to annual total compensation of all of our employees, we calculated each employee’s “total direct compensation,” which consists of: (i) 2021 base salary (using a reasonable estimate of the hours worked and overtime actually paid during 2021 for hourly employees); (ii) cash bonus for 2021; (iii) the grant date fair value of any equity awards granted during 2021 (using the same methodology that we use for estimating the value of the equity awards granted to our Named Executive Officers and reported in our Summary Compensation Table), and (iv) all other compensation (calculated for reporting as set forth in the Summary Compensation Table).
In making this determination, we annualized the base salary and target cash bonus for all full-time and part-time employees who were employed by us for less than the entirety of 2021.
Once our representative median employee was identified in the manner described above, we calculated the annual total compensation of the representative median employee using the same methodology that we used to determine the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement. For 2021, the median of the annual total compensation of our employees (other than our Chief Executive Officer) was $188,229 and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement, was $8,996,489. Based on this information, our CEO Pay Ratio for 2021 was 48 to 1.
This CEO Pay Ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering this CEO Pay Ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of CEO Pay Ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and CEO Pay Ratio disclosures. Neither the Compensation Committee nor our management used our CEO Pay Ratio for 2021 in making compensation decisions.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2021, with respect to all of our equity compensation plans in effect on that date.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)
Options	9,468,983(3)	$8.38	—
Stock Awards	2,126,440	—	—
Subtotal	11,595,423	$6.85	5,307,673
Equity Compensation Plans Not Approved by Stockholders(4)
Options	3,818,909	$11.70	—
Stock Awards	—	—	—
Subtotal	3,818,909	$11.70	2,540,017
Total	15,414,332	$8.05	7,847,690
(1)	Includes the Amended and Restated 2006 Equity Incentive Plan, 2014 Plan and the 2014 Employee Stock Purchase Plan (the “ESPP”).
(2)
The 2014 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2014 Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) 4.0% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 10,441,663 shares of stock may be issued upon the exercise of incentive stock options.

(3)
Excludes shares subject to rights outstanding under the ESPP as the number of shares issuable pursuant to these rights cannot be determined as of December 31, 2021, as it depends on amounts contributed by the holder of the rights and the price of a share of our common stock on the last day of the purchase period.

(4)
Includes options pursuant to the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) as an inducement that was material to their employment with us. Ms. Patterson’s option was for 200,000 shares and had a vesting commencement date of June 15, 2016. The option is fully vested. Also includes the 2017 Inducement Plan adopted by the Board in October 2017. The 2017 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of equity compensation (collectively, stock awards), all of which may be granted to persons not previously our employees or directors, or following a bona fide period of non-employment, as an inducement material to the individuals’ entering into employment with us within the meaning of Nasdaq Listing Rule 5635(c)(4). The 2017 Inducement Plan has a share reserve covering 6,100,000 shares of our common stock. If a stock award granted under the 2017 Inducement Plan expires or otherwise terminates without all of the shares covered by the stock award having been issued, or is settled in cash, or shares are withheld to satisfy tax withholding obligations, then the shares of our common stock not acquired or withheld pursuant to the stock award again will become available for subsequent issuance under the 2017 Inducement Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the amount and percentage of the outstanding shares of our common stock that, according to the information supplied to us, are beneficially owned by (i) each person who is the beneficial owner of more than 5% of our outstanding common stock, (ii) each person who is currently a director, (iii) each named executive officer and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063. Except for information based on Schedules 13G and 13D, as indicated in the footnotes, beneficial ownership is stated as of April 1, 2022.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 1, 2022 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is based on 98,752,642 shares of our common stock outstanding as of April 1, 2022. Shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days after April 1, 2022, as well as RSUs that will vest within 60 days after April 1, 2022, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.
Name of Beneficial Owner	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned
5% and Greater Stockholders
FMR LLC(1)	10,873,853	11.0%
Avoro Capital Advisors LLC(2)	6,950,000	7.0%
Entities affiliated with RTW Investments, LP(3)	7,554,817	7.7%
Entities affiliated with BlackRock, Inc.(4)	7,346,822	7.4%
Entities affiliated with The Sonic Fund II, L.P.(5)	6,552,068	6.6%
Executive Officers and Directors
Laurent Fischer(6)	1,638,712	1.7%
Rupert D’Souza	850	*
Leone Patterson	95,705	*
Christopher DeRespino	—	—
Jack Thrift	—	—
Thomas Leung	4,939	*
Kishor Peter Soparkar(7)	623,636	*
Brigit Riley(8)	40,000	*
Julie Clark	44,723	*
Angela Thedinga	—	—
Soo Hong	—	—
Mark Lupher, Ph.D.(9)	185,000	*
Patrick Machado(10)	374,051	*
Rabia Gurses Ozden	—	—
James Scopa(11)	188,334	*
Dawn Svoronos(12)	75,000	*
Reed V. Tuckson(13)	15,000	*
Scott M. Whitcup, M.D.(14)	110,000	*
All current directors and executive officers as a group (14 persons)(15)	3,251,183	3.3%
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Based on a Schedule 13G filed with the SEC on April 11, 2022 reporting beneficial ownership as of March 31, 2022 (the “FMR 13G”), FMR LLC as sole voting power over 10,871,458 of the shares and has sole dispositive power over all of the shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC, has sole dispositive power over all of the shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(2)
Based on a Schedule 13G/A filed with the SEC on February 11, 2022 reporting beneficial ownership as of December 31, 2021 (the “Avoro 13G”), Avoro Capital Advisors LLC and Behzad Aghazadeh may each has voting and dispositive power over all of the shares. Avoro Capital Advisors, LLC provides investment advisory and management services and acquired the shares on behalf of Avoro Life Sciences Fund, LLC. Behzad Aghazadeh is the portfolio manager and controlling person of Avoro Capital Advisors LLC. The address for each of the reporting persons is 110 Greene Street, Suite 800, New York, NY 10012. The Avoro 13G provides information only as of December 31, 2021 and, consequently, the beneficial ownership information identified in the Avoro 13G may have changed since December 31, 2021.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2022 reporting beneficial ownership as of December 31, 2021 (the “RTW 13G”), each of RTW Investments, LP and Roderick Wong, the managing partner and chief investment officer of RTW Investments, LP, each has shared voting and dispositive power over all of the shares. The address of RTW Investments, LP and Roderick Wong is 40 10th Avenue, Floor 7, New York, NY 10014.The RTW 13G provides information only as of December 31, 2021 and, consequently, the beneficial ownership information identified in the RTW 13G may have changed since December 31, 2021.

(4)
Based on a Schedule 13G/A filed with the SEC on February 3, 2022 reporting beneficial ownership as of December 31, 2021 (the “BlackRock 13G”), BlackRock Inc. has sole voting power over 7,167,657 of the shares and sole dispositive power over all of the shares. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055. The BlackRock 13G provides information only as of December 31, 2021 and, consequently, the beneficial ownership information identified in the BlackRock 13G may have changed since December 31, 2021.

(5)
Based on a Schedule 13D/A filed with the SEC on April 16, 2021 reporting beneficial ownership as of April 15, 2021 (the “Sonic 13D”), The Sonic Fund II, L.P. (“Sonic”) has shared voting and investment power over all of the shares and Lawrence Kam has sole voting and investment power over 57,984 of the shares and shared voting and investment power over 6,573,448 of the shares. Mr. Kam is the general partner of Sonic, and by virtue of this relationship, Mr. Kam may be deemed to beneficially own the shares owned directly by Sonic. The address for each of Sonic and Mr. Kam is 400 Hobron Lane, Suite 3709, Honolulu, HI 96815. The Sonic 13D/A provides information only as of April 15, 2021 and, consequently, the beneficial ownership information identified in the Sonic 13D may have changed since April 15, 2021.

(6)	Includes 901,250 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of April 1, 2022.
(7)	Includes 365,005 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of April 1, 2022.
(8)	Includes 40,000 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of April 1, 2022.
(9)	Includes 185,000 shares subject to options that are exercisable within 60 days of April 1, 2022.
(10)	Includes 285,869 shares subject to options that are exercisable within 60 days of April 1, 2022.
(11)	Includes 185,000 shares subject to options that are exercisable within 60 days of April 1, 2022.
(12)	Includes 55,000 shares subject to options that are exercisable within 60 days of April 1, 2022.
(13)	Includes 15,000 shares subject to options that are exercisable within 60 days of April 1, 2022.
(14)	Includes 110,000 shares subject to options that are exercisable within 60 days of April 1, 2022.
(15)
Consists of the shares held by our current directors and current executive officers, including two executive officers not included above, including 2,142,124 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of April 1, 2022

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that Brigit Riley, Ph.D., our Chief Scientific Officer, filed one Form 3 reporting initial beneficial ownership late due to a delay in obtaining a Central Index Key from the SEC.
HOUSEHOLDING
The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.
Registered Stockholders
If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to our Corporate Secretary by telephone at (650) 656-9323 or by mail at 100 Cardinal Way, Redwood City, California 94063. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to Adverum as described above.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.
ANNUAL REPORT
This proxy statement is accompanied by our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”). The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at http://investors.adverum.com. In addition, upon written request to our Corporate Secretary at 100 Cardinal Way, Redwood City, California 94063, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also read and copy any document we file with the SEC on our website at http://investors.adverum.com.
You should rely on the information contained in this document to vote your shares at the 2022 Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 26, 2022. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
OTHER MATTERS
As of the date of this proxy statement, our Board knows of no other matters that will be presented for consideration at the 2022 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2022 Annual Meeting, then, to the extent authorized under Rule 14a-4(c)(1) under the Exchange Act, proxies will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxyholder.
By Order of the Board of Directors

/s/ Kishor Peter Soparkar
Kishor Peter Soparkar
Chief Operating Officer and Chief Legal Officer

Redwood City, California
April 26, 2022

Appendix A

ADVERUM BIOTECHNOLOGIES, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED ON     , 2022

ARTICLE I

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN
1.1 Purpose and Scope. The purpose of the Adverum Biotechnologies, Inc. 2014 Employee Stock Purchase Plan, as it may be amended from time to time, (the “Plan”) is to assist employees of Adverum Biotechnologies, Inc., a Delaware corporation, (the “Company”) and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.
ARTICLE II

DEFINITIONS
Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
2.1 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.2 “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.
2.3 “Board” shall mean the Board of Directors of the Company.
2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.5 “Committee” shall mean the Compensation Committee of the Board.
2.6 “Common Stock” shall mean the common stock of the Company.
2.7 “Company” shall have such meaning as set forth in Section 1.1 hereof.
2.8 “Compensation” of an Employee shall mean the regular straight-time earnings or base salary, bonuses and commissions paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.
2.9 “Designated Subsidiary” shall mean each Subsidiary that have been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, in accordance with Section 7.2 hereof.
2.10 “Effective Date” shall mean the date immediately preceding the date the Company’s registration statement relating to its initial public offering becomes effective, provided that the Board has adopted and the Company’s stockholders have approved the Plan prior to or on such date.

2.11 “Eligible Employee” shall mean an Employee who (a) is customarily scheduled to work at least twenty (20) hours per week, (b) whose customary employment is more than five (5) months in a calendar year and (c) after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee (x) any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act and/or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x), and/or (y) shall be applied in an identical manner under each Offering Period to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).
2.12 “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
2.13 “Enrollment Date” shall mean the first date of each Offering Period.
2.14 “Exercise Date” shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof. 2.15 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.15 “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.16 “Grant Date” shall mean the first Trading Day of an Offering Period.

2.17 “New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.
2.18 “Offering Period” shall mean such period of time, which shall be determined by the Committee, with respect to which Options are granted to Participants. The duration and timing of Offering Periods may be changed by the Board or Committee, in its sole discretion. In no event may an Offering Period exceed twenty-seven (27) months.
2.19 “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.
2.20 “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.
2.21 “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder.
2.22 “Participant” shall mean any Eligible Employee who elects to participate in the Plan.
2.23 “Payday” shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.
2.24 “Plan” shall have such meaning as set forth in Section 1.1 hereof.
2.25 “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.
2.26 “Section 423 Option” shall have such meaning as set forth in Section 3.1(b) hereof.
2.27 “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.
2.28 “Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.
2.29 “Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.
ARTICLE III

PARTICIPATION
3.1 Eligibility.
(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.
(b) No Eligible Employee shall be granted an Option under the Plan which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423 of the Code (any such Option or other option, a “Section 423 Option”), to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. For purposes of the limitation imposed by this subsection,
(i) the right to purchase stock under a Section 423 Option accrues when the Section 423 Option (or any portion thereof) first becomes exercisable during the calendar year,
(ii) the right to purchase stock under a Section 423 Option accrues at the rate provided in the Section 423 Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase stock which has accrued under a Section 423 Option may not be carried over to any other Section 423 Option; provided that Participants may carry forward amounts so accrued that represent a fractional share of stock and were withheld but not applied towards the purchase of Common Stock under an earlier Offering Period, and may apply such amounts towards the purchase of additional shares of Common Stock under a subsequent Offering Period.
The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.
3.2 Election to Participate; Payroll Deductions.
(a) Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later such period of time prior to the applicable Enrollment Date as determined by the Administrator, in its sole discretion.
(b) Subject to Section 3.1(b) hereof, payroll deductions (i) shall be equal to at least one percent (1%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than the lesser of fifteen percent (15%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date or $25,000 per Offering Period; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.
(c) Following at least one (1) payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during an Offering Period upon ten (10) calendar days’ prior written notice to the Company. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.
(d) Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage or fixed amount as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.
3.3 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.
ARTICLE IV

PURCHASE OF SHARES
4.1 Grant of Option. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 6,000 shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.
4.2 Option Price. The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on the applicable Exercise Date for an Offering Period shall be equal to eighty five percent (85%) of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.
4.3 Purchase of Shares.
(a) On the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. Any balance less than the per share Option Price that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Offering Period in accordance with the prior sentence promptly shall be refunded to the applicable Participant. For the avoidance of doubt, in no event shall an amount greater than or equal to the per share Option Price as of an Exercise Date be carried forward to the next Offering Period.
(b) As soon as practicable following the applicable Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.
4.4 Transferability of Rights.
(a) An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.
ARTICLE V

PROVISIONS RELATING TO COMMON STOCK
5.1 Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 8,800,000. Shares of Common Stock made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.
5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.
(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.
5.3 Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.
5.4 Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.
ARTICLE VI

TERMINATION OF PARTICIPATION
6.1 Cessation of Contributions; Voluntary Withdrawal.
(a) A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Common Stock on the applicable Exercise Date with any remaining Plan

Account balance returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.
(b) A participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c) A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.
6.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to applicable law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.
ARTICLE VII

GENERAL PROVISIONS
7.1 Administration.
(a) The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To establish Offering Periods;
(ii) To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);
(iii) To select Designated Subsidiaries in accordance with Section 7.2 hereof; and
(iv) To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the Treasury Regulations thereunder.
(c) The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(d) The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(e) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.
7.2 Designation of Subsidiary Corporations. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.
7.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.
7.4 No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5 Amendment and Termination of the Plan.
(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Common Stock subject to the Plan or change the designation or class of Eligible Employees; and provided, further that without approval of the Company’s stockholders, the Plan may not be amended in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
(b) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i) altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;
(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and (iii) allocating shares of Common Stock.
Such modifications or amendments shall not require stockholder approval or consent of any Participant.
(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.
7.6 Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.
7.7 Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
7.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
7.9 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.10 Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option, if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.
7.11 Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.
7.12 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.
7.13 Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
7.14 Conditions To Issuance of Shares.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b) All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

(c) The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
7.15 Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or the Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the Treasury Regulations thereunder.
******

ADVERUM BIOTECHNOLOGIES, INC.
100 CARDINAL WAY
REDWOOD CITY, CA 94063

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ADVERUM BIOTECHNOLOGIES, INC.

The Board of Directors recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Patrick Machado
02) Laurent Fischer, M.D.
03) James Scopa

The Board of Directors recommends you vote "FOR" the following proposals:

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date